                        _____________________________

                             OVERRIDE AGREEMENT
                        _____________________________


                                  for

                          FIGGIE INTERNATIONAL INC.

                                  dated
                                  as of

                              June 30, 1994

                         ___________________________




                        [ PORTIONS OF THIS DOCUMENT ARE
                      SUBJECT TO A CONFIDENTIAL TREATMENT
                        REQUEST FILED WITH THE SECURITIES
                          AND EXCHANGE COMMISSION ]

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TABLE OF CONTENTS

Section No.

PART 1 - INTERPRETATION
1.1  General Definitions
1.2  Construction

PART 2 - GENERAL OVERRIDE APPLICATION
2.1  Application to Subject Facilities
2.2  Conditions Precedent
2.3  Suspension and Amendment of Subject Facilities
 and Documents
2.4  Maturity of Subject Facilities and Documents
2.5  Interest and Subject Facility Fees Under the
Override Agreement
2.6  Suspension of Subject Facility Maturities
2.7  Voluntary Subject Facility Reductions by the
Subject Companies             26
2.8  Amendments to Subject Facility Documents
2.9  Co-operation with Override Agent

PART 3 - SPECIAL OVERRIDE APPLICATIONS
3.1  Continued Availability Under Variable Amount
Subject Facilities         26
3.2  Contingent Amount Subject Facilities Generally
3.3  Special Provisions Applicable to Stand-By
  Letters of Credit

PART 4 - OVERRIDE REPRESENTATIONS
4.1  Subject Companies' Representations
4.2  Subject Lenders' Representations

PART 5 - GENERAL REPRESENTATIONS                                         30
5.1  Incorporation: Good Standing
5.2  Authorization
5.3  Conflicts
5.4  Enforceability
5.5  Compliance with other Documents, Laws, Etc.
5.6  Litigation
5.7  Financial Arrangements
5.8  Financial Statements
5.9  Holding Company and Investment Company Acts
5.10   Environmental Compliance
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PART 6 - AFFIRMATIVE COVENANTS
6.1  Perform all Acts
6.2  Corporate Existence
6.3  Rights and Franchises
 6.4   Maintenance of Properties
6.5  Compliance with Laws
6.6  Taxes
6.7  Insurance
6.8  Business Plan
6.9  Licenses, Permits and Franchises
6.10   Inspection of Properties and Books
6.11   Records and Accounts
6.12   Employee Benefit Plan
6.13   Financial Statements
6.14   Compliance Certificates
6.15   Reporting Requirements
6.16   Further Information
6.17   Notice of Default
6.18   Financial Covenants
6.19   Amortization Payments

PART 7 - NEGATIVE COVENANTS
7.1  Restrictions on Indebtedness
7.2  Restrictions on Liens
7.3  Restrictions on Investments
7.4  Distributions
7.5  Merger, Consolidation, Disposals
7.6  Sale and Leaseback
7.7  Compliance with Environmental Laws
7.8  Environmental Events
7.9  Employee Benefit Plans
7.10   Excluded Facilities

PART 8 - EVENTS OF DEFAULT
8.1  Events of Default
8.2  Remedies

PART 9 - DISPOSAL AND CAPITAL TRANSACTIONS
9.1  Notification and Further Assurances
9.2  Payment of Proceeds
9.3  Allocation of Proceeds
9.4  Equalization
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9.5  Figgie Leasing Corporation

PART 10 - COLLATERALIZATION OF OVERRIDE
OBLIGATIONS
10.1   Collateral Security
10.2   Recourse of Subject Lenders; Other Collateral
10.3   Acts of Subject Lenders
10.4   Duties of Collateral Agent
10.5   Proceeds Received Under Security Documents
10.6   Concerning the Collateral Agent
10.7   Certain Intercreditor Arrangements
10.8   Release or Subordination of Collateral;
  Freedom to Deal
10.9   Enforcement
10.10     Collateral Agent as Agent and Lender
 10.11     Termination

PART 11 - RESTRUCTURING FEE

PART 12 - AGENCY FEE, COSTS AND EXPENSES
12.1   Agency Fees
12.2   General Costs
12.3   Enforcement Costs
12.4   Stamp Duty and Registration Taxes
12.5   Lender's Contributions

PART 13 - INDEMNITIES
13.1   Indemnities

PART 14 - AGENCY PROVISIONS
14.1   Appointment of Override Agent
14.2   Assumptions
14.3   Obligations of Override Agent
14.4   No Inquiries
14.5   Indemnification
14.6   Accuracy of Information
14.7   No Claims
14.8   Other Business
14.9   Resignation
14.10     Appointment of Successor
14.11     Discharge
14.12     Financial Evaluation
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PART 15 - ASSIGNMENTS AND TRANSFERS
15.1   Benefit of Agreement
15.2   Assignments and Transfers by
  the Subject Companies
15.3   Assignments and Transfers by the Subject Lenders

PART 16 - AMENDMENTS AND WAIVERS
16.1   Amendments by Override Agent
16.2   Amendments and Waivers by Instructing Lenders
16.3   Binding on all Parties
16.4   Unanimous Consent
16.5   Waivers and Remedies Cumulative

PART 17 - MISCELLANEOUS
17.1   Currency of Account and Payment
17.2   Currency Indemnity
17.3   Payment Accounts
17.4   Alternative Arrangements
17.5   No Set-Off or Counterclaim
17.6   Suspense Accounts
17.7   Non-receipt
17.8   Set-Off
17.9   Calculations and Evidence of Debt
17.10     Partial Invalidity
17.11     Giving of Notices
17.12     Addresses for Notices
17.13     Counterparts
17.14     Several Obligations

PART 18 - LAW AND JURISDICTION
18.1   Law
18.2   Jurisdiction
18.3   Waiver of Jury Trial

PART 19 - ADDITIONAL PROVISIONS APPLICABLE SOLELY
 TO FAC SUBJECT LENDERS, FAC, AND THE FAC
 SUBSIDIARIES
19.1   General Provisions
19.2 Representations and Warranties of FAC and the FAC Subsidiaries
19.3   Affirmative Covenants of FAC
  and the FAC Subsidiaries
19.4   Negative Covenants of FAC
  and the FAC Subsidiaries
19.5   Cash Distribution to FAC Subject Lenders
19.6   Events of Default
19.7   Amendments and Waivers

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

THE SCHEDULES AND EXHIBITS






Schedule I       Subject Companies
Schedule II       Subject Lenders
Schedule III       Subject Agents
Schedule IV         Contingent Amount Subject Facilities
Schedule V        Additional Excepted Disposals
Schedule VI         Excluded Facilities
Schedule VII         FAC Subject Facilities
Schedule VIII         Facility Office
Schedule IX         Fixed Amount Subject Facilities
Schedule X        Intentionally Omitted
Schedule XI         Security Documents
Schedule XII         Subject Facilities
Schedule XIII         Conditions Precedent
Schedule XIV          Additional Interest Adjustment Payments
Schedule XV          Litigation
Schedule XVI          Environmental Compliance
Schedule XVII           Existing Liens
Schedule XVIII           Existing Investments
Schedule XIX          Sale and Leaseback Transactions
Schedule XX          FAC Financing Statements
Schedule XXI          FAC Mortgaged Property
Schedule XXII           FAC Real Property
Schedule XXIII           FAC Subject Lenders
Schedule XXIV            Existing FAC Indebtedness
Schedule XXV            Existing FAC Liens
Schedule XXVI            Existing FAC Investments

Exhibit A       Form of Compliance Certificate
Exhibit B      Monthly Account Analysis
Exhibit C       FAC Budget

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                                              OVERRIDE AGREEMENT


THIS OVERRIDE AGREEMENT is made as of the 30th day of June, 1994, by and among:

(1) FIGGIE INTERNATIONAL INC. (the "Company") on behalf of itself and certain of its Subsidiaries listed in Schedule I;

(2) FIGGIE ACCEPTANCE CORPORATION ("FAC"), on behalf of itself and the FAC Subsidiaries (as defined herein);

(3) THE FIRST NATIONAL BANK OF BOSTON in its capacity as agent for the Subject Lenders under this Agreement (the "Override
Agent");

(4) SWISS BANK CORPORATION, New York Branch, in its capacity as collateral agent for the FAC Subject Lenders under this Agreement (the "FAC Collateral Agent");

(5) THE FINANCIAL INSTITUTIONS listed in Schedule II, as such schedule may be amended from time to time pursuant to Section 2.1(b), in their capacity as providers of credit or other financial accommodations under any of the Subject Facilities (the "Subject Lenders"); and

(6) THE FINANCIAL INSTITUTIONS listed in Schedule III in their capacity as agents under certain of the Subject Facilities (the "Subject Agents").

WITNESSETH:

(A) WHEREAS, the Subject Lenders have made available loans and other credit facilities and provided credit and other financial accommodations to the Subject Companies; and

(B) WHEREAS, the parties hereto have entered into this Agreement in order to effect certain override arrangements relating to the facilities, loans, credit and other accommodations made available to the Subject Companies by the Subject Lenders.

NOW, THEREFORE, IT IS HEREBY AGREED as follows:
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                                              1 - INTERPRETATION

1.1 General Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in this Agreement referred to below:

Accounts Payable. Trade payables and other payables determined in accordance with GAAP.

Accounts Receivable. Accounts receivable and notes receivable, net of allowances for uncollectible accounts determined in accordance with GAAP.

Accrual Rate. The sum of the Base Rate plus 2.0% per annum.

Accrued and other Liabilities. Advance payments, accrued wages and withholding taxes, accrued expenses, unearned premiums, insurance loss reserves, accrued and deferred taxes, dividends payable, other long-term liabilities, determined in accordance with GAAP and in accordance with the June 6 Plan Update.

Adjusted Operating Cash Flow. For any fiscal quarter, an amount equal to the sum of (i) Net Income (or Deficit) for such fiscal quarter and (ii) the increase or decrease for any fiscal quarter from the prior fiscal quarter in (A) Accounts Receivables, (B) Net Inventory, (C) Accounts Payable, (D) Net Property, Plant and Equipment (excluding Capital Expenditures), (E) Prepaid Expenses and Other Assets, (F)
Accrued and Other Liabilities, (G) Mortgages, Notes and Leases
Payable, (H) Minority Interest, and (I) Equity (excluding Net Income and intercompany accounts). The increase or decrease in items (A) through (I) in clause (ii) and the sum of all of the items in clauses (i) and (ii) shall be determined in accordance with GAAP.

Adjusted Operating Cash Flow for Continuing Operations. For any period, an amount equal to the sum of the Adjusted Operating Cash
Flow for the Continuing Operations.

Affiliate. As to any person, any other person that would be considered to be an affiliate of such person under Rule
144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such person were issuing securities.

Agents.  The Override Agent and the Subject Agents.

Agreement. This Override Agreement, including all of the Schedules and Exhibits hereto.

Auditors. Arthur Andersen & Co. or such other accounting firm of international standing as may be appointed by the Company.
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Balance Sheet Date.  December 31, 1993.

BancBoston Leases. Collectively, (i) the Aircraft Lease dated as of the 21st day of June, 1988, as amended and in effect from time to time, between Gilman Financial Services, Inc., successor in interest to BancBoston Leasing, Inc., as lessor and the Company, (ii) the Aircraft Lease dated as of the 21st day of June, 1988, as amended and in effect from time to time, between BancBoston Leasing Inc. and the Company, (iii) the Master Lease Finance Agreement dated as of the 21st day of June, 1988, as amended and in effect from time to time, between BancBoston Leasing Inc. and the Company, and (iv) the Master Lease Finance Agreement No. Figgie-90/MI dated as of the 5th day of March, 1991, as amended and in effect from time to time, between Randolph Computer Corporation and the Company.

Base Rate. The higher of (i) the annual rate of interest announced from time to time by The First National Bank of Boston at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New
York, or, if such rate is not so published for any day that is a business day, the average of the quotations for such day on such transactions received by the Override Agent from three funds brokers of recognized standing selected by the Override Agent.

Beneficiaries.  The Subject Lenders and the Agents.

Business Plan. The Divestiture Plan, strategic business plan and related financial forecasts of the Company delivered and specifically identified to the Subject Lenders as the March 17 Lending Meeting
Presentation and the June 6 Plan Update.

Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve
(12) months or less in accordance with GAAP.

Capital Expenditures. Expenditures made or indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by the Company or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such person in accordance with GAAP, and including the financing of such expenditures by means of operating leases.
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Capital Expenditures Budget.  The Capital Expenditures Budget dated
June 24, 1994, as prepared by the Company.

CIT Factoring Facility. The factoring facility entered into as of February 17, 1994, between the Company and The CIT
Group/Commercial Services, Inc. pursuant to which the Company sold certain accounts receivable of certain divisions of the Company and which facility was paid down and retired on July 8, 1994.

CIT Interim Facility. The transactions contemplated by (i) the Revolving Credit Agreement dated as of July 8, 1994, as amended, between the Company and The CIT Group/Commercial Services, Inc.
and (ii) the Security Agreement dated as of July 8, 1994 by the Company in favor of The CIT Group/Commercial Services, Inc.
pursuant to which the Company pledges to The CIT
Group/Commercial Services, Inc. all accounts and certain other assets of the following divisions of the Company: [INFORMATION IS
SUBJECT TO CONFIDENTIAL TREATMENT REQUEST.]

Code.  The Internal Revenue Code of 1986, as amended.

Collateral. All of the property, rights and interests of the Company that are or are intended to be subject to the security interests created by the Security Documents as set forth in Section 10.1(a).

Collateral Agent.  See Section 10.6.

Compliance Certificate. A certificate of compliance executed by an officer of the Company and in a form reasonably satisfactory to the Override Agent a form of which is attached hereto as Exhibit A.

Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

(i) the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(ii) all amounts representing any write-up in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting
Standards Board Statement No. 52; plus
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(iii)  to the extent otherwise includable in the computation of
Consolidated Tangible Net Worth, any subscriptions receivable.

Consolidated Total Assets. All assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

Consolidated Total Liabilities. All liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

Continental Automobile Lease.  The Lease Agreement dated as of
May 28, 1993, among Continental Bank (formerly known as
Continental Bank, National Association), as trustee, Figgie Leasing Corporation and the Company and all security, participation, trust and related agreements, as amended, modified, supplemented or otherwise in effect from time to time.

Continental Scaffolding Lease.  The Lease Agreement dated as of
March 29, 1993, between Continental Bank (formerly known as
Continental Bank, National Association), as trustee, and the Company and all security, participation, trust and related agreements as amended, modified, supplemented or otherwise in effect from time to time. The Continental Scaffolding Lease will mean and include the Lease Agreement among Continental Bank (formerly known as
Continental Bank, National Association), as trustee, the Company and the Safway Subsidiary (as defined and provided for in Section 7.5 hereof) and all security, participation, trust and related agreements as amended, modified, supplemented or otherwise in effect from time to time.

Continental Synthetic Lease Collateral. As such term is defined in the Security Agreement.

Continental Synthetic Leases.  Collectively, the Continental
Automobile Lease and the Continental Scaffolding Lease.

Contingent Amount Subject Facility. Standby letters of credit and related reimbursement obligations as to which the respective Subject Company's Payment Liabilities are contingent, as listed as such in
Schedule IV.

Contingent Facility Distribution Account. Any cash collateral account for the benefit of any relevant Subject Lender established pursuant to
Section 3.2 with respect to a Contingent Amount Subject Facility, as such account may be renewed or redesignated from time to time in accordance with this Agreement.

Continuing Operations. All of the operations of the Company and its Subsidiaries as of June 6, 1994, other than Discontinued Operations.

Default Rate.  The sum of the Base Rate plus 5% per annum.
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
Discontinued Operations. The operations of Advance Security, Inc., American LaFrance, Casi-Rusco, Inc., Essick/Mayco, Medical
Devices, Rawlings Sporting Goods Company, Rawlings Licensing, Safety Supply America, Sherwood-Drolet, Spaceguard and Waite-Hill Holdings, Inc. (other than the operations of Waite Hill Assurance Ltd.-Bermuda).

Dividends. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company, other than dividends payable solely in shares of common stock of the Company; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Company, directly or indirectly through a Subsidiary of the Company or otherwise; the return of capital by the Company to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Company.

Divestiture Plan. The Company's plan to sell the assets or capital stock and businesses of its Rawlings Sporting Goods Company division, Advance Security, Inc., Safety Supply America, Waite Hill Holdings, Inc., Sherwood-Drolet Corporation Ltd., Casi-Rusco, Inc., American LaFrance, Essick/Mayco and SpaceGuard Products.

Effective Date. The business day on or prior to July 29, 1994 on which the Override Agent notifies the Company that all the Subject Lenders reasonably agree that the conditions set forth in Section 2.2 have been satisfied or waived by each Subject Lender.

Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Subject Company or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws. The Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and
Liability Act of 1980 as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the
Federal Clean Air Act, the Toxic Substances Control Act, or any other federal or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

ERISA.  The Employee Retirement Income Security Act of 1974.

ERISA Affiliate. Any person which is treated as a single employer with any Subject Company under Section 414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.
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Event of Default.  Any of those events specified in Section 8.1.

Excepted Disposals.  Any disposal:

(i) of inventory or obsolete or unused equipment or of equipment the net proceeds of which are used, within one hundred twenty (120) days of such disposal, to purchase replacement equipment occurring in the ordinary course of business;

(ii) of equipment subject to leases, including, but not limited to, the GECC Leases, the Continental Scaffolding Lease, the Continental
Automobile Lease and the BancBoston Leases;

(iii) of Continental Synthetic Lease Collateral or any other assets of Safway Steel Products Division, of the Safway Subsidiary or of Figgie Leasing Corporation;

(iv)  of Advance Security, Inc.;

(v)  of FAC Collateral or other assets of FAC;

(vi) of assets not included in the Divestiture Plan which do not constitute all or substantially all of an operating business unit with respect to which Net Disposal Proceeds for a single asset or a group of related assets (the sale of artwork owned by the Company to one or more buyers shall be considered a sale of related assets for the purposes of this definition) do not exceed $250,000; provided, that if the Net Disposal Proceeds for such assets or group of related assets exceeds $250,000, the Company shall retain the first $250,000 of such Net Disposal Proceeds; and

(vii) of certain real properties with respect to which the Net Disposal Proceeds of which have been reflected in the cash flow projections of the Company contained in the Business Plan and which are listed on
Schedule V hereto.

Excluded Facilities. (i) All those Financial Arrangements identified in Schedule VI, (ii) obligations and liabilities related to or under performance bonds, and (iii) any other Financial Arrangements (other than the Subject Facilities) under which the maximum Payment
Liability is $5,000,000 or less.

Expiration Date.  June 30, 1995.

FAC. Figgie Acceptance Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company.
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FAC Capital Expenditure.  Any expenditure by FAC or any of the
FAC subsidiaries for fixed or capital assets (including expenditures by way of expenditures for maintenance and repairs which should be capitalized in accordance with GAAP, capitalization of leasehold improvements or otherwise).

FAC Cash Flow Payment Date. The first business day in the months of November, February, May and August.

FAC Collateral. Collectively, the "Collateral" and "Mortgaged Property", as defined in the FAC Security Documents, and other property and interests in property and proceeds thereof now owned or hereafter acquired by FAC or a FAC Subsidiary in or upon which a FAC Lien is granted, or purported to be granted, pursuant to any of the FAC Security Documents.

FAC Collateral Agent. Swiss Bank Corporation, New York Branch, in its capacity as Collateral Agent pursuant to the FAC Intercreditor Agreement and the FAC Security Documents.

FAC Event of Default.  The meaning assigned to that term in Section
19.6 hereof.

FAC Excess Cash Flow. For each FAC Excess Cash Flow Period, an amount equal to the remainder of (a) all cash receipts of FAC from any and all sources, including cash income, repayments of any Indebtedness owed to FAC, Sooner Net Available Cash Flow, X.Z. Acquisition Net Available Cash Flow, the proceeds from the sale or liquidation of assets, income tax refunds (including any sum due FAC under any tax sharing agreement with the Company), insurance proceeds (unless such proceeds are (i) subject to a valid, perfected Lien with priority over the FAC Lien or (ii) used or intended to be used by FAC to repair or replace the insured asset) and advances made by the Company to FAC subsequent to June 30, 1994 (an "Intercompany Debt Increase") minus (b) all cash disbursements of FAC which do not violate any covenant set forth in Section 19.3 or
Section 19.4 including, without limitation, all reasonable, ordinary and necessary operating costs and expenses, FAC Capital
Expenditures, net payments for ordinary course intercompany services provided in accordance with the Service Agreement and the Budget, the current policy and practices of the Company and Figgie Leasing Corporation, actual payments to taxing authorities and payments to the Company as reimbursement for an Intercompany Debt Increase (as such term is defined in this Agreement). FAC Excess Cash Flow shall be calculated in a manner consistent with the Budget as adjusted to reflect FAC and the FAC Subsidiaries as stand alone operations.
In the event FAC fails to include a receipt or disbursement actually received or paid in a FAC Excess Cash Flow Period in the calculation of FAC Excess Cash Flow, it shall do so in the next FAC Excess
Cash Flow Period.
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FAC Excess Cash Flow Period.  The fiscal quarter of FAC beginning with the fiscal quarter ending on September 30, 1994, and each fiscal quarter thereafter.

FAC Financing Statements.   The UCC-1 and UCC-2 financing
statements listed on Schedule XX attached to this  Agreement.

FAC Inactive Subsidiaries.  Cannon Bumper Company and Colonial
Customs, Inc., Texas corporations and wholly-owned subsidiaries of FAC.

FAC Indebtedness.  The Indebtedness due the FAC Subject Lenders.

FAC Intercompany Debt. The intercompany account owing by FAC to the Company.

FAC Intercreditor Agreement. An intercreditor agreement in form and substance satisfactory to the FAC Subject Lenders and FAC.

FAC Lien.  A Lien granted to the FAC Subject Lenders under this
Agreement and the FAC Security Documents.

FAC Majority Lenders. At any time FAC Subject Lenders, the aggregate of whose FAC Subject Facility Maximum Exposure at such time amounts to more than 50% of the aggregate FAC Subject
Facility Maximum Exposure at such time.

FAC Mortgaged Property. The real property owned by FAC or a FAC Subsidiary as listed on Schedule XXI attached to this Agreement and on which a FAC Mortgage has been recorded.

FAC Mortgage. Collectively. the mortgage, deed of trust, leasehold mortgage, and assignment of leases or deeds to secure debt or other security interests, in form and substance acceptable to the FAC Subject Lenders and FAC, pursuant to which FAC or a FAC
Subsidiary shall grant to the FAC Collateral Agent for the benefit of the FAC Subject Lenders a perfected security interest in certain FAC Real Property of such person, together with any amendment or modification, renewal, replacement, consolidation, extension or substitution of any of the foregoing.

FAC Override Termination Date.  The earlier to occur of (a) the
Override Termination Date and (b) the date of termination determined under Section 19.6(b), below.

FAC Real Property. The real property owned by FAC or a FAC Subsidiary listed on Schedule XXII attached hereto and any real property subsequently acquired by FAC or a FAC Subsidiary.
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
FAC Security Agreement. A security agreement, in form and substance acceptable to the FAC Subject Lenders and FAC, pursuant to which FAC and each FAC Subsidiary separately grants to the FAC Collateral Agent for the benefit of the FAC Subject Lenders a perfected FAC Lien on its personal property as described therein.

FAC Security Documents.  The FAC Security Agreement, the FAC
Stock Pledge Agreement and the FAC Mortgages.

FAC Stock Pledge Agreement. A stock pledge agreement. in form and substance acceptable to the FAC Subject Lenders and FAC pursuant to which FAC grants the FAC Collateral Agent for the benefit of the FAC Subject Lenders a perfected Lien on all stock of the FAC Subsidiaries.

FAC Subject Facilities. All those Financial Arrangements with respect to which FAC is the primary obligor, as listed in
Schedule VII.

FAC Subject Facilities Maximum Exposure. In respect of any FAC Subject Facility, means the amount (being the greater of any maximum commitment, maximum underwritten amount, maximum potential principal indebtedness, maximum limit of availability or maximum outstanding principal indebtedness under the relevant FAC Subject Facility) set out as such opposite such FAC Subject Facility in Schedule VII as the same may be reduced or canceled in accordance with the terms hereof.

FAC Subject Lender Debt. The principal Indebtedness owing by FAC to the FAC Subject Lenders pursuant to the FAC Subject Facilities, as reduced from time to time by any payments or distributions made pursuant to this Agreement or otherwise.

FAC Subject Lenders. The financial institutions named in
Schedule XXIII in their capacity as providers of credit or other financial accommodations under any of the FAC Subject Facilities.

FAC Subsidiaries.  X.Z. Acquisition and Sooner.

Facility Office. The office or offices through which a Subject Lender makes a Subject Facility available as identified in Schedule VIII.

Financial Arrangements. Any banking, financial or other facilities, leases, accommodations or arrangements, in any such case, in respect of Indebtedness or under which Indebtedness may be incurred and which as at or after the Relevant Time were or have been made available to the Company or any Subsidiary of the Company (other than by the Company or any of its Subsidiaries).

Fiscal Quarter. Each period of approximately thirteen weeks ending on the last day of each calendar quarter.
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
Fiscal Year. The fiscal year of the Company ending on December 31 in each year or such other date as the Company may from time to time elect by appropriate corporate proceeding.

Fixed Amount Subject Facility. Any Subject Facility identified as such in Schedule IX.

GAAP. (i) When used in Section 6.18, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Subject Companies reflected in their financial statements for the year ended on the Balance Sheet Date, and
(ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (B) consistently applied with past financial statements of the Subject Companies adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

GECC Leases. Collectively, the Equipment Lease Agreements dated as of December 31, 1992, June 15, 1993 and September 30, 1993, respectively, as amended, modified, supplemented or otherwise in effect from time to time, between General Electric Capital Corporation, as agent, and the Company.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Subject Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Hazardous Substances.  Any hazardous waste, as defined by 42
U.S.C. Section 9601(5), any hazardous substances as defined by 42
U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

Indebtedness. All obligations with respect to borrowed money, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

Instructing Lenders. At any time Subject Lenders (i) the aggregate of whose Subject Facility Maximum Exposure at such time amounts to 66 2/3% or more of the sum of the Total Subject Facility
Maximum Exposure at such time and (ii) which constitute not less than 51% by number of all the Subject Lenders.

Inventories. Raw materials, work in process and finished goods determined in accordance with GAAP.

Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments described under Indebtedness), or obligations of, any person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

June 6 Plan Update.  The update to the Cash Flow Summary
Projection - May 23, 1994 for the Company and its Subsidiaries titled "Figgie International Inc. 1994 Plan Update" as prepared by the
Company, dated June 6, 1994, including the Consolidated Cash Flow schedule included therein.

Lien. For the purposes of Section 19, any mortgage, deed of trust, lien, pledge, hypothecation, assignment deposit arrangement, security interest, encumbrance, charge or transfer intended as security, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

Mortgages, Notes and Leases Payable, Minority Interest and Equity. All as determined in accordance with GAAP and in accordance with the June 6 Plan Update.

Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by any Subject Company or any ERISA Affiliate.

Net Capital Proceeds. In relation to any Relevant Capital Event, the full amount of the cash proceeds thereof, including when received in cash any cash proceeds paid under any deferred payment, installment or similar arrangement, less direct costs actually paid or payable in connection with such transaction (including, without limitation, filing and registration fees, investment banking fees, brokers' fees, sales commissions, in each case properly incurred on an arm's length basis and properly incurred legal, accounting and other professional fees).

Net Disposal Proceeds. In relation to any Relevant Disposal, the cash consideration due in respect of such Relevant Disposal, including when received in cash any cash proceeds paid under any deferred payment, earnout, installment or similar arrangement less:

(i) all reasonable, direct costs paid or payable in connection with such Relevant Disposal (including, without limitation, filing and registration fees, investment banking fees, brokers' fees, sales commissions, severance payments, legal, accounting and other professional fees and all other reasonable, direct costs, fees and expenses, in each case properly incurred on an arm's length basis);

(ii) in the case of a Relevant Disposal of all of the shares of a Subsidiary of the Company or of any of the shares of Figgie Leasing Corporation or the Safway Subsidiary or of substantially all of the assets of a Subsidiary of the Company, any amount required to repay any Indebtedness of the applicable Subsidiary as necessary to consummate the Relevant Disposal, to the extent actually paid directly to satisfy and retire such Indebtedness;

(iii) in the case of a Relevant Disposal of less than substantially all of the assets of a Subsidiary of the Company, any amount necessary to satisfy and obtain releases with respect to any related encumbrances as necessary to consummate the Relevant Disposal, to the extent actually paid directly to satisfy and retire such Indebtedness; and

(iv) so long as no Event of Default has occurred and is continuing hereunder, taxes paid or reasonably estimated to be payable within one year as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); provided, that such amount shall not exceed ten percent (10%) of the cash consideration due in respect of such Relevant Disposal upon the sale thereof, and, provided, further, that such amount shall be deposited by the Company or its Subsidiary, as the case may be, with the Override Agent in the Tax Escrow Account as collateral security for the Subject Companies' obligations under the Subject Facilities prior to the actual payment of taxes in connection with such Relevant
Disposal.

Net Income (or Deficit).  The net income (or deficit) of the
Continuing Operations, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

Net Proceeds Distribution Account. The account established in the name of the Collateral Agent, for the deposit of Net Disposal
Proceeds or Net Capital Proceeds for allocation and application to the Subject Facilities pursuant to Section 9 hereof, as such account may be renewed or redesignated from time to time in accordance with this Agreement.

Net Proceeds Estimated Cost Account. Any interest bearing deposit account established in the name of the Override Agent for the deposit of Net Disposal Proceeds or Net Capital Proceeds for the purpose of estimated costs as provided in Section 9.2(b).

Net Property, Plant and Equipment. Gross property, plant and equipment and gross capital leases net of respective accumulated depreciation.

Notice of Event of Default. A notice by the Instructing Lenders delivered to the Collateral Agent and the Company, stating that an Event of Default has occurred. A Notice of Event of Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and the Company and to have been rescinded when the Collateral
Agent and the Company have actually received from the notifying party a notice withdrawing such Notice. A Notice of Event of Default shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded.

Obligations. All indebtedness, obligations and liabilities of the Subject Companies to any of the Subject Lenders and the Subject Agents, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under the Subject Facility Documents, the Security Documents or this
Agreement.
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
Original Financial Statements. The audited consolidated financial statements of the Subject Companies as of and for the Fiscal Year ending on the Balance Sheet Date.

Override Arrangements. The terms and provisions of Sections 2 and 3 of this Agreement.

Override Documents.  This Agreement together with the Security
Documents and any other agreement, notice, guarantee, certificate or other document entered into pursuant to the terms hereof or otherwise in connection herewith.

Override Termination Date. Close of business on the earlier of the Expiration Date and the date on which the Override Arrangements are terminated pursuant to the provisions of Section 8.2.

Payment Liability. Any Indebtedness or other obligation (whether incurred as principal or a surety) for the payment or repayment of money, whether present or future, actual or contingent.

PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

Potential Event of Default. Any condition, act or event which is or (with the passage of time, the giving of notice or any combination thereof) may (under any of the provisions of Section 8.1) become an Event of Default.

Prepaid Expenses and Other Assets. Prepaid expenses, investments, investments-acquisitions, noncurrent receivables, goodwill net of goodwill transferred to any Discontinued Operation or to any division or Subsidiary which is a Continuing Operation as of June 6, 1994 which subsequently becomes classified as discontinued by the Company, patents, prepaid pension costs and other assets, determined in accordance with GAAP and in accordance with the June 6 Plan Update.

Rawlings IPO Transaction. The transactions substantially as described in the Prospectus dated June 29, 1994 filed in connection with the S-1 Registration Statement (No. 33-77906) filed by the Rawlings Sporting Goods Company, Inc.

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries, except FAC Collateral.

Relevant Capital Event. Any issuance of capital stock or other securities or related instruments (or the sale of any warrants, options or similar rights in respect thereof) by the Company or any of its Subsidiaries (other than to the Company or any of its Subsidiaries) and any receipt by any such person of any capital contribution or similar payment.

Relevant Disposal. Any disposal other than an Excepted Disposal or the disposal permitted by Section 7.5(b)(iv) of all or any portion of the assets of the Company or any of its Subsidiaries, including any disposal (other than to any Subsidiary) by the Company or any Subsidiary of the capital stock of any Subsidiary.

Relevant Jurisdictions. In respect of any person, the country (and, in the case of the United States, the state) in which such person is incorporated and, if different, where it is resident or has its principal place of business.

Relevant Laws.  In respect of any person, the laws of its Relevant
Jurisdictions.

Relevant Time. The close of business in Boston, Massachusetts on July 15, 1994.

Return. Any interest, acceptance commission, discount or other return.

Safway Subsidiary.  As such term is defined in Section 7.5.

Scaffolding Allocation. A portion of Net Disposal Proceeds or Net Capital Proceeds to be retained by the Company at the time of a Relevant Disposal or a Relevant Capital Event, as the case may be, up to $8,333,333.33 in the aggregate, to be applied by the Company to its obligations under the Continental Scaffolding Lease, determined on a pro rata basis as follows:

(i)
at the time of the disposal of the Company's Rawlings Sporting Goods Company division, by multiplying the Net Disposal Proceeds from such disposal, less the payments set forth in clauses (i), (iii), (iv) and
(v) of Section 6.19(e), times a fraction the numerator of which is the Scaffolding Outstanding and the denominator of which is the Total
Subject Facility Maximum Exposure plus the Scaffolding Outstanding;
and

(ii)
at the time of any other Relevant Disposal or Relevant Capital Event, by multiplying the Net Disposal Proceeds or Net Capital Proceeds, as the case may be, from such disposal times a fraction the numerator of which is the Scaffolding Outstanding and the denominator of which is the Total Subject Facility Maximum Exposure plus the Scaffolding Outstanding.

Scaffolding Outstanding. At any time, the amount outstanding under the Continental Scaffolding Lease.

Security Documents. Those documents set forth on Schedule XI hereto each of which shall be in a form satisfactory to each of the Company and the Override Agent.

Senior Notes. The $175,000,000 9 7/8% Senior Notes issued pursuant to the Indenture dated as of October 1, 1989, between State Street Bank and Trust Company, National Association (successor in interest to Continental Bank, National Association), as trustee, and the Company.

Service Agreements. The schedules under which the Company and certain of its Subsidiaries provide services to the Company and certain Subsidiaries.

Sooner.  Sooner Hotel Corporation, a Delaware corporation.

Sooner Net Available Cash Flow. An amount equal to the remainder of (a) all cash receipts of Sooner from any and all sources, including cash income, repayments of any Indebtedness owed to Sooner, the proceeds from the sale or liquidation of assets, tax refunds (including any sum due Sooner under a tax sharing agreement), insurance proceeds (unless such proceeds are used or intended to be used by Sooner to repair or replace the insured asset) and any advances made by FAC to Sooner from time to time, minus (b) all cash disbursements of Sooner which do not violate any covenant set forth in Sections 19.3 or 19.4, including, without limitation, all ordinary and necessary operating costs and expenses, FAC Capital
Expenditures, actual payments to taxing authorities, repayments of outstanding advances to FAC, and an amount equal to the ordinary and necessary operating costs and expenses and capital expenditures reasonably anticipated during the next succeeding three calendar month period.

Subject Companies. The Company and each of its Subsidiaries having any Payment Liability, either directly or as a guarantor, with respect to any Subject Facilities. A list of the Subject Companies as of the Relevant Time is set forth in Schedule I. The Figgie
International Inc. Stock Ownership Trust and Plan is neither a Subject Company nor a Subsidiary.

Subject Facilities.  Subject to Section 2.1(b) hereof, all those
Financial Arrangements identified in Schedule XII.

Subject Facility Document. Each agreement or other document establishing or regulating the terms of a Subject Facility together with each other agreement, instrument, notice, guarantee, certificate or other document entered into by or between or in favor of any Subject Company and/or any Subject Lender and/or any Subject Agent pursuant to the terms thereof or otherwise in connection therewith.

Subject Facility Maximum Exposure. In respect of any Subject Facility, the amount (being the greater of any maximum commitment, maximum underwritten amount, maximum potential principal indebtedness, maximum limit of availability or maximum outstanding principal indebtedness under the relevant Subject Facility) set out as such opposite such Subject Facility in Schedule XII, plus any amounts added thereto pursuant to Section 2.5(d), less any permanent reductions in such amounts as of such time.

Subject Facility Outstandings. At any time means the aggregate of the dollar amounts outstanding under any particular Subject Facility.

Subject Lender Maximum Exposure. At any time means the aggregate of the dollar amounts (being the greater of any maximum commitment, maximum underwritten amount, maximum potential principal indebtedness, maximum limit of availability or maximum outstanding principal indebtedness under a relevant Subject Facility) set out as such in Schedule XII from any particular Subject Lender under all Subject Facilities less any permanent reductions in such amounts as of such time.

Subject Lender Outstandings. At any time means the aggregate of the dollar amounts outstanding from any particular Subject Lender under all Subject Facilities.

Subsidiary. Any corporation, association, trust, partnership or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Tax Escrow Account. The interest bearing cash collateral account of the Override Agent, in its capacity as Collateral Agent, for the benefit of the Subject Lenders into which amounts allocated for the payment of taxes estimated to be incurred but not yet paid in connection with divestitures shall be deposited by the Company and its Subsidiaries until payment.

Total FAC Subject Facility Maximum Exposure. At any time means the aggregate of the FAC Subject Facility Maximum Exposure at such time of all the FAC Subject Facilities, less any permanent reductions in such amount as of such time.

Total Subject Facility Maximum Exposure. At any time means the aggregate of the Subject Facility Maximum Exposure at such time of all the Subject Facilities less any permanent reductions in such amounts as of such time.

Total Subject Facility Outstandings. At any time means the aggregate of the Subject Facility Outstandings at such time of all the Subject Facilities.

U.C.C.C. Collectively, The First National Bank of Boston, Society National Bank, Chemical Bank, Mellon Bank, N.A., The Sanwa
Bank, Limited, Chicago Branch, Banca Nazionale del Lavoro, S.p.A and Swiss Bank Corporation, New York Branch.

United States. The United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to the jurisdiction of the United States of America.

Variable Amount Subject Facility. Any Subject Facility identified as such in Schedule XII.

Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

X.Z. Acquisition. X.Z. Acquisition Corporation, a Delaware corporation.

X.Z. Acquisition Net Available Cash Flow. An amount equal to the remainder of (a) all cash receipts of X.Z. Acquisition from any and all sources, including cash income, repayments of any Indebtedness owed to X.Z. Acquisition, the proceeds from the sale or liquidation of assets, tax refunds (including any sum due X.Z. Acquisition under a tax sharing agreement), insurance proceeds (unless such proceeds are used or intended to be used by X.Z. Acquisition to repair or replace the insured asset) and any advances made by FAC to X.Z. Acquisition from time to time, minus (b) all cash disbursements of X.Z. Acquisition which do not violate any covenant set forth in Sections 19.3 or 19.4, including, without limitation, all ordinary and necessary operating costs and expenses, FAC Capital Expenditures, actual payments to taxing authorities, repayments of outstanding advances to FAC, and an amount equal to the ordinary and necessary operating costs and expenses and capital expenditures reasonably anticipated during the next succeeding three calendar month period.

1.2  Construction.

(a) Any reference in this Agreement and in the recitals hereto to:

"acceleration" shall be construed to mean in respect of any facility, liability or obligation the termination, cancellation, repayment, reduction, purchase or defeasance thereof prior to the originally scheduled date therefor or that an obligation arises to make any payment in the nature of principal or cash collateral in respect thereof prior to the originally scheduled maturity date of the facility, liability or obligation in question;

on an "arm's-length basis" means on terms that are fair and reasonable and no less favorable to the relevant Subject Company than could reasonably be expected to be obtained in a comparable arm's-length transaction with a person which is not an Affiliate of it;

a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are open for business in New
York, New York and (if such reference relates to a date for the payment or purchase of any sum denominated in a currency other than dollars) the principal financial center of the country of the relevant currency;

a "capitalized lease" shall be construed as a reference to a lease, conditional sale or other similar agreement constituting a finance or capitalized lease for the purposes of GAAP;

the "constitutive documents" of a person shall be construed so as to include the certificate of incorporation, by-laws, trust deed, partnership, joint venture or shareholders' agreement or equivalent documents of or constituting such person;

a "disposal" means any sale, lease, transfer, license or other disposal (other than a disposal of Collateral pursuant to the terms of the Security Documents) and "dispose" shall be construed accordingly;

an "encumbrance" shall be construed as a reference to a security interest, mortgage, charge (whether legal or equitable), pledge, lien, hypothecation or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention, sale and leaseback, sale and repurchase or deferred purchase arrangements and the discounting or factoring of receivables on recourse terms) having a similar effect or any other arrangement having substantially the same economic effect as any of the foregoing but excluding netting arrangements;

the expressions "enforceable" and "legally binding" are to be construed as being subject to laws relating to fraudulent conveyance, bankruptcy, liquidation or other similar laws affecting creditors rights generally and to principles of equity regardless of whether considered in an equitable or legal context;

the "equivalent" on any day in one currency of an amount denominated in any other currency shall be construed as a reference to the amount of the first currency which could be purchased with the amount of such other currency at the spot rate of exchange quoted by the Override Agent at or about 11.00 a.m. on such date for the purchase of the first currency with such other currency for delivery two business days thereafter;

a "guarantee" means any guarantee, indemnity, third party security or other legally binding assurance against financial loss granted by one person in respect of any Financial Arrangement of another person (other than arising as a result of the endorsement of checks in the ordinary course of business);

"netting arrangements" shall be construed so as to include any unsecured cash management or netting arrangements entered into by a corporation or group of corporations with its banks in the ordinary course of business or any similar arrangement arising in connection with the opening of ordinary current or deposit accounts with banks;

any of the "Override Agent", the "Subject Agents" or the "Subject
Lenders" shall, subject as otherwise provided herein, be construed so as to include their respective successors and assigns;

a "person" shall be construed as a reference to any person, firm, company, corporation, business, trust, joint venture, government (or sub-division thereof), state or agency of a state or any association or partnership; and

"pro rata" means in the proportion that a person's share of the relevant category of exposure, outstandings or liabilities bears to the total amount of such category at any time.

(b)  "$", "dollar" and "dollars" denote lawful currency of the United
States.

(c) Except where the contrary is indicated, any reference in this Agreement to:

(i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied or supplemented;

(ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

(iii) a time of day shall be construed as a reference to New York, New
York time.

(d) Section, sub-section, and Schedule headings are each for reference only.

(e) Any financial term or expression not otherwise defined herein shall be construed in accordance with GAAP.

(f) The singular includes the plural and the plural includes the singular.

(g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

                                       2 - GENERAL OVERRIDE APPLICATION

2.1  Application to Subject Facilities.

(a) This Agreement shall only apply to the Subject Facilities. The Excluded Facilities and any other Financial Arrangement provided to any Subject Company which is not a Subject Facility shall not be subject to this Agreement.

(b) In the event any unsecured lender to the Company with respect to borrowed money pursuant to credit facilities substantially similar to any of the Subject Facilities and pari passu with the Subject Lenders (based on their respective priority prior to the Effective Date) are identified by the Company after the Relevant Time, such lender shall become a Subject Lender and be added to Schedule II hereof and the applicable credit facilities shall become Subject Facilities hereunder upon the consent of the Instructing Lenders and the execution by such lender of documentation pursuant to which such lender shall become a party to this Agreement which shall be in form and substance reasonably satisfactory to the Override Agent.

2.2 Conditions Precedent. The Override Agreement shall not come into effect and the Effective Date shall not occur unless (i) each of the Subject Lenders, each of the Subject Agents, the FAC Collateral
Agent and the Override Agent has received to its satisfaction each of the documents and other evidence listed in Schedule XIII and (ii) the FAC Collateral Agent has notified the Company, the FAC Subject
Lenders and the Override Agent that it has received the FAC Security Documents. If the Effective Date has not occurred on or prior to July 29, 1994, or such other date as may be agreed to by the Company and the Instructing Lenders, the Override Agreement shall not come into effect.

2.3  Suspension and Amendment of Subject Facilities and
Documents.

(a) From the Effective Date, this Agreement shall amend, vary and supplement certain of the terms of the Subject Facility Documents and the Subject Facilities so that the terms of this Agreement shall supersede and prevail over those of the Subject Facility Documents and the Subject Facilities and the Subject Facility Documents shall be read, construed and enforced only as amended, varied and supplemented hereby (and so that references therein to any document, instrument or agreement shall be read, construed and enforced as references to such document or agreement as amended, varied or supplemented consistent with this Agreement).

(b) Notwithstanding any term or provision of any Subject Facility or Subject Facility Document, nothing contained in any Override
Document or done pursuant to and in accordance with the terms thereof shall constitute a breach of any term of or a default or event of default (however described or defined) under any Subject Facility or Subject Facility Document or otherwise permit the exercise of any remedy thereunder.

(c) Except as provided in Section 19.6 hereof, prior to the Override Termination Date, none of the Subject Lenders or the Subject Agents shall:

(i) exercise or enforce any of its rights or remedies against, or take, commence or continue any suit, action or proceedings against any Subject Company or other person under, or in respect of or otherwise relating to any obligation or liability under any Subject Facility or Subject Facility Document or permit any such rights or remedies to be exercised or enforced, or such suit, action or proceedings to be taken or commenced, on its behalf;

(ii) accept or demand any payment or satisfaction in respect of any Payment Liability in connection with or pursuant to the terms of a Subject Facility other than as permitted hereunder;

(iii) accelerate or cause the acceleration (or otherwise enforce any provisions which so require) of any Subject Facility or Payment
Liability in connection with or pursuant to the terms of a Subject
Facility;

(iv) require any Subject Company to provide, grant or create or accept from any Subject Company (in either such case) any guarantee, encumbrance or other security for or in respect of any Subject Liability (whether or not it is provided in any Subject Facility Documents that such guarantee, encumbrance or other security should be provided, granted or created) other than to the extent that the same are in existence at the date hereof or required by this Agreement;

(v) exercise any right of set-off, consolidation of accounts or counterclaim in respect of any Subject Facility; or

(vi) reduce, withdraw, cancel, terminate or cease to make available any of the Subject Facilities, including without limitation any advance or other extension of credit under any Contingent Amount Subject
Facility, except as otherwise expressly permitted hereby.

2.4  Maturity of Subject Facilities and Documents.

(a) Upon the occurrence of the Override Termination Date, (i) each of the Subject Facilities, Subject Facility Documents and all obligations, commitments, liabilities, rights and remedies thereunder, except as otherwise provided herein, shall be reinstated and all Payment
Liabilities thereunder shall mature and be due and payable in full in cash; and (ii) each Subject Company shall use its best efforts to terminate or provide a letter of credit backup or replacement letter of credit for each Subject Lender that has issued any stand-by letters of credit for the account of any Subject Company which expire after the Override Termination Date (whereupon each such Subject Lender shall, if provided a
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
backup letter of credit, transfer any amounts held in its Contingent Facility Distribution Account to secure any such standby letter of credit to the issuer of any backup or replacement letter of credit or, if terminated, transfer such amounts to the Override Agent for distribution to the Override Lenders). Each such Subject Lender shall assist the Company in its effort to terminate or provide a letter of credit backup or replacement letter of credit. If the applicable Subject Company is not successful in such efforts, it shall deposit with each such Subject Lender to hold in a separate Contingent Facility
Distribution Account of each Subject Lender that has issued any stand-by letters of credit for the account of any Subject Company which expire after the Override Termination Date cash in an amount sufficient to cause the aggregate balance in such Subject Lender's Contingent Facility Distribution Account to equal 105% of the then undrawn stated amount of all such stand-by letters of credit as collateral security for the relevant Subject Company's reimbursement obligations in connection with such stand-by letters of credit, such amount to be applied in satisfaction of any Payment Liability of the relevant Subject Company upon any drawing under such stand-by letters of credit and if the reimbursement obligation under such stand-by letter of credit is satisfied and, if all of the Obligations have been satisfied in full, subject to the terms of Sections 9.4 and 10.5(b) hereof, to be returned to the Company or, otherwise, to be distributed to the Subject Lenders pursuant to Section 9 hereof.

(b) Each Subject Company confirms and acknowledges that upon the Override Termination Date all Subject Facility Documents, the
Subject Facilities and all Payment Liabilities, guarantees and other obligations thereunder or with respect thereto to which it is a party or by which it is bound shall continue and remain valid, binding and enforceable obligations of such Subject Company.

(c) Except to the extent and for the periods expressly provided for in this Agreement, after the Override Termination Date none of the terms hereof shall constitute or be deemed to constitute a waiver by any Subject Lender or Subject Agent of any default or event of default (regardless of how described or defined or when such default or event of default occurred) under or in respect of any of the Subject Facilities or Subject Facility Documents; provided, however, that each Subject Lender and each Subject Agent hereby agrees that the Company shall not be required to pay a default rate of interest as a result of such default or event of default except as provided in Section 2.5(b) hereof.

2.5  Interest and Subject Facility Fees Under the Override
Agreement. From June 30, 1994, all interest, discounts, fees and similar charges and Returns provided for under any Subject Facility or Subject Facility Document shall be suspended and shall be waived and replaced as of June 30, 1994 as follows:

(a) So long as no Event of Default has occurred and is continuing under the terms of this Agreement, interest on all Subject Facility Outstandings shall accrue at the Accrual Rate and be paid to the applicable Subject Lender as follows: (i) that portion of the Accrual Rate equal to the Base Rate shall be paid monthly in arrears on the first business day of the succeeding calendar month and on the Override Termination Date, and (ii) that portion of the Accrual Rate equal to the difference between the Accrual Rate and the Base Rate shall be due and payable on the Override Termination Date;

(b) Upon the occurrence and during the continuance of an Event of Default under the terms of this Agreement, interest on all Subject Facility Outstandings shall accrue at the Default Rate only and shall be payable to the applicable Subject Lender on demand until all Subject Facility Outstandings shall be paid in full (after as well as before judgment);

(c) With respect to any period after the Effective Date, Contingent Amount Subject Facilities consisting of standby letters of credit shall be subject to a fee equal to two percent (2%) per annum of the face amount of such letters of credit upon issuance, or reissuance as applicable, until the termination of such letter of credit. Such fees shall be payable in accordance with the terms of the relevant Contingent Amount Subject Facility. Unreimbursed amounts under drawn standby letters of credit shall bear interest, at rates then applicable to the Subject Facility Outstandings hereunder;

(d) To compensate the short-term and overnight Subject Lenders listed on Schedule XIV hereto for any differential between (i) interest actually paid to such Subject Lenders from February 14, 1994 through June 30, 1994 and (ii) a rate of interest equal to the Base Rate plus 2% per annum for the same period, the Company shall pay to each such Subject Lender an additional interest adjustment payment as set forth in Schedule XIV hereto. Such payments shall be due and payable pro rata among such Subject Lenders in the aggregate amount of $300,000 upon the Effective Date, and the amount of the remaining balance shall be added to each such Subject Lender's Subject Facility Maximum Exposure as of the Relevant Time and shall be paid ratably in accordance with the provisions of Section 9.3 and Section 10.5(b)(ii); and

(e) To compensate two short-term and overnight Subject Lenders for the differential between (i) interest actually paid to such Subject Lenders from February 14, 1994 through March 31, 1994 and (ii) the rate of interest quoted to the Company by such Subject Lenders during the same period, the payment of which is not otherwise provided for pursuant to Section 2.5(d), the Company shall execute and deliver to each such Subject Lender a promissory note equal to such amount in form and substance satisfactory to the Override
Agent, the payment of which is subordinated to the repayment of the Obligations. The principal amount of such promissory notes shall not bear interest.

2.6 Suspension of Subject Facility Maturities. Until the Override Termination Date, any scheduled or required repayment, reduction or discharge of any Payment Liability provided for under a relevant Subject Facility Document or otherwise applicable in respect of such Payment Liability shall not take place or be due or payable at the times so provided or applicable other than as permitted by Section 3.4, but shall instead be due and effected in the manner provided for and permitted by this Agreement.

2.7  Voluntary Subject Facility Reductions by the Subject
Companies. Subject to repayment, reborrowing and replacement under Variable Amount Subject Facilities pursuant to Section 3.1 and to the provisions of Section 19, no Subject Company shall (except as expressly provided and permitted by Section 6.19 hereof) repay, reduce or discharge any principal amount of any Subject Facility prior to the Override Termination Date, except that a Subject Company may repay or reduce and re-draw or replace (and make balancing payments) with respect to Subject Facilities as permitted or provided in this Agreement.

2.8 Amendments to Subject Facility Documents. Except as expressly provided herein, including the provisions of Section 19, until the Override Termination Date no Subject Agent or Subject Lender shall amend, waive or supplement the terms of any of the Subject Facilities or Subject Facility Documents; provided that prior to the Override Termination Date any Subject Agent or Subject
Lender may amend, waive or supplement in writing any provision of a Subject Facility Document to the extent that:

(a) such amendment, waiver or supplement is not inconsistent with the terms hereof and does not have the effect of conferring on any Subject Lender any priority over the rights of or otherwise prejudice or adversely affect any other Subject Lenders;

(b) the Override Agent and each of the Subject Lenders receives at least ten (10) business days prior written notice of the full terms thereof and the Instructing Lenders approve the amendment, waiver or supplement in question; and

(c) any Subject Company party to or bound by such Subject Facility Document agrees.

2.9 Co-operation with Override Agent. Each of the Subject Lenders and Subject Agents agrees to cooperate with the Override Agent and to provide the Override Agent with such information as it reasonably may require to carry out its functions hereunder (and in particular but without limitation to make any determinations or calculations to be made by it hereunder).

                                       3 - SPECIAL OVERRIDE APPLICATIONS

3.1  Continued Availability Under Variable Amount Subject
Facilities.

(a) Each Subject Lender which at the Relevant Time provided a Variable Amount Subject Facility to any Subject Company shall, to the extent any Variable Amount Subject Facility is not drawn up to the Subject Facility Maximum Exposure as of the Effective Date, continue at and upon the election of such Subject Company to make advances and extend credit under such Variable Amount Subject Facility to such Subject

Company up to the amount of the Subject Facility Maximum
Exposure in respect of such Variable Amount Subject Facility.

(b) If the terms of any Subject Facility or related Subject Facility Document provide that any Subject Company may repay and reborrow or otherwise replace outstandings thereunder, then the Subject Company shall continue to have such repayment, reborrowing and replacement rights (subject to any currency and similar balancing payments provided for thereunder) and no Subject Lender or Subject Agent may rely upon or enforce any term of any Subject Facility Document or Variable Amount Subject Facility if the effect of such reliance or enforcement would be, contrary to the terms hereof, to prevent or impede any such repayment, reborrowing or replacement.

3.2  Contingent Amount Subject Facilities Generally.

(a) Contingent Facility Distribution Account. If the Override Agent or any Subject Lender receives any amount for application pursuant to Section 9 or Section 10.5(b)(ii)3(C) hereof to a Contingent Amount Subject Facility prior to maturity of any Payment Liability under such Contingent Amount Subject Facility, the Override Agent or Subject Lender, as applicable, shall immediately deposit any such amount in a Contingent Facility Distribution Account to be held by such Subject Lender as collateral security for the Subject Company's reimbursement obligations with respect to such Contingent Amount Subject Facility.

(b) Subject Company Election. Upon deposit of any such amount in a Contingent Facility Distribution Account, the Override Agent will notify the Company and the Company will have the following alternatives with respect thereto:

(i) Permanent Reduction of Contingent Facility. The Company may elect to permanently reduce the Subject Facility Maximum Exposure with respect to such Contingent Amount Subject Facility by waiving and releasing any further obligation of the Subject Lender under
Section 3.4 hereof to issue or reissue letters of credit, guarantees and similar commitments with respect thereto and taking such other actions as the Subject Lender may reasonably request. In such event, the amount deposited in the Contingent Facility Distribution Account will be applied to any Payment Liability arising with respect to the applicable Contingent Amount Subject Facility or, if such Contingent Amount Subject Facility terminates or expires without incurrence of a Payment Liability, will be distributed in accordance with the terms of Section 9 hereof; provided that, if the Scaffolding Allocation has not been paid in full at such time, the Override Agent shall pay Continental Bank, as collateral agent, under the Continental
Scaffolding Lease, the Scaffolding Allocation from such amount deposited.

(ii) Continued Availability of Contingent Facility. The Company may elect to continue to have access to the full amount of such Contingent Amount

Subject Facility pursuant to the terms of Section 3.3 hereof. In such event, the amount deposited in the Contingent Facility Distribution Account will be applied to any Payment Liability arising with respect to the applicable Contingent Amount Subject Facility and, if such Contingent Amount Subject Facility terminates or expires without incurrence of a Payment Liability, will continue to be held in the Contingent Facility Distribution Account to secure subsequent letters of credit, guarantees and similar commitments, if any, issued by the applicable Subject Lender pursuant to Section 3.3 hereof.

(c) Notice of Election. The Company will notify the Override Agent and the applicable Subject Lender of an election under subsection (b) above within ten (10) business days of the Company's receipt of the Override Agent's notice provided for in subsection (b). In the absence of such notice from the Company, the Company will be deemed to have made an election under subsection (b)(ii) above with respect to the applicable Contingent Amount Subject Facility.

(d) Each Contingent Facility Distribution Account established pursuant to this Section 3.2 shall be held for the benefit of the relevant
Beneficiary and no Subject Company nor any bankruptcy trustee or other representative of any Subject Company shall have any right or interest in any such account.

3.3  Special Provisions Applicable to Stand-By Letters of Credit.
If under any Contingent Amount Subject Facility:

(a) a Subject Lender is obliged to issue or has issued standby letters of credit, guarantees or similar commitments; and

(b) through expiration, release or other event the liability or obligations of the Subject Lender in question thereunder has reduced such that the Subject Facility Maximum Exposure of such Subject
Lender thereunder has reduced;

then, provided no Event of Default has occurred and is continuing, the Company shall have the right, prior to the Override Termination Date, to require that the Subject Lender reissue stand-by letters of credit, guarantees and similar commitments for the account of the Company or any other Subject Company up to the amount of such Subject Lender's related Subject Facility Maximum Exposure for such Subject Lender's Contingent Amount Subject Facility and for substantially the same purpose prior to such reduction in liability for a period of up to twelve (12) months after the date of reissuance of such stand-by letters of credit or to permanently reduce the Subject Lender's related Subject Facility Maximum Exposure upon written notice to such Subject Lender and the Override Agent in accordance with Section 3.2 hereof.

                                         4 - OVERRIDE REPRESENTATIONS

4.1  Subject Companies' Representations.  The Company and each
Subject Company (other than FAC) represents and warrants that:

(a) the obligations which it has assumed or incurred prior to the date hereof in respect of the Subject Facilities are legal and valid obligations binding on it, subject only to the terms of this Agreement, enforceable in accordance with the terms thereof as set forth in (and subject as provided in) the Subject Facility Documents;

(b) since the Balance Sheet Date no Subject Company has made any repayment or prepayment (other than payments which would have been permitted under this Agreement had it been in effect at such time and the payment made to BancBoston Leasing Inc. in connection with the Rawlings IPO Transaction) of the principal amount of or effected any reduction or collateralization of the principal amount of any Indebtedness (other than reductions or collateralizations which would have been permitted under this Agreement had it been in effect at such time) nor has it received notice or is otherwise aware of any setoffs or counterclaims having been exercised or encumbrances been created or other preferential arrangements been entered into in respect of any Indebtedness (other than any setoffs, counterclaims or encumbrances or other preferential arrangements which would have been permitted under this Agreement had it been in effect at such time); and

(c) no Subject Company has taken any corporate action nor have legal proceedings been started or (to the best of its knowledge and belief) threatened against any such Subject Company for its winding-up, dissolution, administration or reorganization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer for it or any or all of its assets.

4.2  Subject Lenders' Representations.

(a) Each of the Subject Lenders represents and warrants in favor of each of the other Subject Lenders only that:

(i) the information provided by it to the Override Agent in respect of the Financial Arrangements as at the Relevant Time is complete and accurate in all material respects; and

(ii) other than claims and rights arising in respect of the Subject Facilities and certain of the Excluded Facilities as set forth in
Schedule VI, it has no other claim or right against any Subject
Company in respect of Indebtedness.

(b) The representation and warranties contained in this Section 4.2 are for the benefit of the other Subject Lenders only and no Subject
Company shall be entitled to rely on or
assert that no such other claim or right exists by reason of such representations and warranties.

                                          5 - GENERAL REPRESENTATIONS

The Company and each Subject Company (other than FAC) represents and warrants as follows:

5.1 Incorporation: Good Standing. The Company and each of the other Subject Companies (a) is a corporation duly established (and, in the case of a corporation incorporated in the United States, validly existing and in good standing) under the laws of its country and/or (where relevant) state of incorporation, (b) has all requisite corporate power to own its properties and conduct its business as now conducted and as presently contemplated except where the lack of such power would not have a materially adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole.

5.2 Authorization. The execution, delivery and performance of this Agreement and the other Override Documents to which the Company or any of the other Subject Companies is a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of the Company and the other Subject Companies and (b) have been duly authorized by all necessary corporate proceedings.

5.3 Conflicts. The execution, delivery and performance by any Subject Company of the Override Documents will not: (a) conflict with any law, regulation or official or judicial order applicable to such Subject Company; (b) conflict with such Subject Company's constitutive documents; (c) conflict with any agreement or document to which such Subject Company is a party or which is binding upon it or any of its assets in any material respect, except for any conflict for which an appropriate waiver has been sought and obtained; or (d) result in the creation or imposition of any encumbrance on any of such Subject Company's respective assets except as provided or permitted under this Agreement.

5.4 Enforceability. The execution and delivery of this Agreement and the other Override Documents to which the Company and the other
Subject Companies are a party will result in valid and legally binding obligations of the Company and the other Subject Companies enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

5.5  Compliance with other Documents, Laws, Etc.  Neither the
Company nor any of its Subsidiaries is in violation of any provision of its constitutive documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Company and its Subsidiaries taken as a whole.

5.6 Litigation. Except as otherwise disclosed in Schedule XV, there are no actions, suits, proceedings or investigations of any kind pending or (to the best of its knowledge) threatened against the Company or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole or materially impair the right of the Company and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Company, or which question the validity of this Agreement or any of the other Override Documents, or any action taken or to be taken pursuant hereto or thereto.

5.7 Financial Arrangements. Other than the Subject Facilities and Excluded Facilities, the Company has no Financial Arrangements in respect of which the Company or any Subsidiary has any Payment
Liability in excess of $5,000,000.

5.8  Financial Statements.

(a) Except as stated in the notes thereto the Original Financial
Statements were prepared in accordance with GAAP consistently applied and gave (in conjunction with the notes thereto) a true and fair view of the financial condition of the Company and its Subsidiaries on a consolidated basis as at the Balance Sheet Date and the results of their operations for the fiscal year then ended;

(b) at the Balance Sheet Date neither the Company nor its Subsidiaries had any material liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against thereon or had any material unrealized or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against;

(c) the forecasts, projections and assumptions made, and information contained in the Business Plan fairly represent the views and expectations of the Company formed in good faith on the basis of the assumptions stated therein, which assumptions were believed by it to be fair in the light of the conditions existing at the time of delivery of such Business Plan, and represented, at the time of delivery, the Company's best estimate of its future financial performance on the basis of such assumptions and it is not aware of any facts or circumstances (other than future economic conditions that would affect other companies or companies carrying on similar businesses to those of the Company and its Subsidiaries) which could reasonably be expected to render any such forecasts, projections or assumptions inaccurate or misleading in any respect material to the to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole; and

(d) other than the possible continuance of operating losses in 1994 of a magnitude reported to the Subject Lenders prior to the date hereof, since the Balance Sheet Date, and taking into account the arrangements set forth in the Override Documents, there has been no material adverse change in the business, assets or financial condition of the Company and its Subsidiaries taken as a whole.

5.9 Holding Company and Investment Company Acts. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

5.10 Environmental Compliance. Based upon such investigation as the Company has reasonably deemed necessary and prudent in the ordinary course conduct of the Company's businesses:

(a) except as set forth in Schedule XVI, none of the Company, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation of any Environmental Laws, which violation would have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole;

(b) except as set forth in Schedule XVI, neither the Company nor any of its Subsidiaries has received written notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA) as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B (1986); (ii) that any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

(c) except as set forth on Schedule XVI, (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Company, its Subsidiaries or operators of the Real Estate, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws;
(iii) there have been no reportable releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Company or its Subsidiaries, which releases are in violation of any Environmental Law and would have a material adverse effect on the business, assets, or financial condition of the Company and its Subsidiaries taken as a whole; (iv) the Company has no knowledge of any reportable releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite to the Company's knowledge in material compliance with applicable Environmental Laws.

                                           6 - AFFIRMATIVE COVENANTS

The Company and each Subject Company (other than FAC) covenants as follows:

6.1 Perform all Acts. Each of the Subject Companies shall do or perform any act, condition or thing required to be done, fulfilled or performed in order (a) to enable each Subject Company lawfully to exercise its rights and perform its obligations under any of the Override Documents and (b) to ensure that its obligations under the Override Documents are legal, valid and binding on and enforceable against such Subject Company.

6.2  Corporate Existence.  Except as contemplated in the Business
Plan or otherwise permitted pursuant to the terms of this Agreement or hereafter related to any disposal the Net Disposal Proceeds of which are paid to the Override Agent for distribution in accordance with Section 6.19, the Company and each of its Subsidiaries shall do all things necessary to preserve and keep in full force and effect their respective corporate existence.

6.3 Rights and Franchises. Each of the Company and its Subsidiaries shall ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and do all things necessary to obtain, preserve and keep in full force and effect all rights and franchises which are necessary for the conduct of its business, except as otherwise contemplated in the Business Plan and except to the extent that failure to do so could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole or on the ability of any Subject Company to perform its obligations under the Override Documents.

6.4 Maintenance of Properties. Except as contemplated by the Business Plan, each of the Company and its Subsidiaries shall maintain and keep all of the properties that are used in the conduct of its business in sound and working condition (ordinary wear and tear excepted) except to the extent that failure to do so could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole or on the ability of any Subject
Company to perform its obligations under the Override Documents.

6.5 Compliance with Laws. Each of the Company and its Subsidiaries shall comply with all applicable laws, statutes and regulations and orders, requirements and guidelines of, and all applicable restrictions imposed by, any governmental or administrative authority in respect of the conduct of its business and the ownership of its properties, including, compliance with ERISA and all applicable Environmental Laws, except to the extent that failure to comply could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole or on the ability of any Subject
Company to perform its obligations under the Override Documents.

6.6 Taxes. The Company and each of its Subsidiaries shall duly and punctually pay and discharge (a) all taxes, assessments and governmental charges imposed upon it, or its properties and (b) all lawful claims which, if unpaid, might by law become encumbrances upon its properties, except where the same is being contested in good faith and by appropriate proceedings and where adequate reserves are being maintained with respect thereto except to the extent that failure to do so could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole or on the ability of any Subject Company to perform its obligations under the Override Documents.

6.7  Insurance.  The Company and each of its Subsidiaries shall:

(a) maintain insurance with reputable insurance companies or associations covering such risks (including, without limitation, property damage risks and product, public and third party liability risks), on such properties and in such amounts as is customarily maintained by companies being members of a group of comparable size conducting similar businesses and owning similar properties in the same general area, or

(b) maintain appropriate and reasonably sufficient book reserves with respect to any self-insurance program in lieu of any such insurance company coverage, and

(c) in either event, provide to the Override Agent from time to time, upon its request, such information concerning such insurance, reserves and related information as the Override Agent or any of the Subject Lenders may reasonably specify.

6.8 Business Plan. The Company and each of its Subsidiaries shall, so far as practicable and taking into account prudent business practice, conduct its business in a manner consistent with the Business Plan.
The Company shall pursue diligently its plan to retain a new chief executive officer and shall take such other actions as the Company reasonably deems necessary and prudent in accomplishing the implementation of the Business Plan.

6.9 Licenses, Permits and Franchises. The Company and each of its Subsidiaries shall continue to own or license or otherwise have the right to use all material licenses, permits, patents, trademarks, service marks, trade names, copyrights, designs, franchises, authorizations, know how and other intellectual property rights that are necessary for the operation of its business, without infringement of or conflict with the rights of any other person with respect thereto except as otherwise contemplated in the Business Plan and except where such infringement or conflict could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole or on the ability of any Subject Company to perform its obligations under the Override Documents.

6.10 Inspection of Properties and Books. Upon the request of any of the Subject Lenders, the Company and each of its Subsidiaries shall, at any reasonable time and from time to time, permit the Override Agent or any agents or representatives thereof or any agents or representatives of the U.C.C.C., to examine and make copies of and abstracts from the records and books of account of, and visit the properties of such Subject Company, and to discuss the affairs, finances and accounts of such Subject Company with any of its employees or officers and with the Auditors and to share with the Subject Lenders such copies and abstracts and information gathered by the Override Agent in any such permitted discussions; provided, that such information shall be maintained as confidential by the Override Agent and the Subject Lenders unless such information otherwise becomes public knowledge; provided, further, that any of the Subject Lenders may disclose such information (i) to any regulatory authority having jurisdiction over such Subject Lender, (ii) as necessary to comply with any law, rule, regulation or order applicable to the Subject Lender, (iii) in response to any subpoena or other legal process or (iv) in connection with any litigation involving this Agreement, any Subject Facility

Document or the transactions contemplated herein to which the Subject Lenders are a party.

6.11 Records and Accounts. The Company and each of its Subsidiaries shall keep proper books of record and account, in which full and correct entries shall be made of material financial transactions (including, without limitation, all Affiliate transactions) and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

6.12 Employee Benefit Plan. The Company and each of its Subsidiaries shall (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Override Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Override Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

6.13 Financial Statements. The Company will furnish or cause to be furnished to the Override Agent and each of the Subject Lenders:

(a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Company and subject to extensions permitted by law, the consolidated balance sheet as at the end of each such fiscal year and the consolidated statements of earnings, shareholders' equity and statement of cash flows for such year of the Company and its consolidated Subsidiaries, together with comparative consolidated figures for the next preceding fiscal year, said consolidated statements of the Company and its consolidated
Subsidiaries being accompanied by reports or certificates of Arthur Andersen & Co. or, if they cease to be auditors of the Company, other independent certified public accountants of national standing selected by the Company, together with (i) computations by the Company demonstrating, as of the close of such fiscal year, compliance with Section 6.18 hereof, and (ii) the certificate of the Chief Financial Officer of the Company that such officer has caused the provisions of this Agreement to be reviewed and has no knowledge of the existence of any Event of Default or Potential Event of Default, or if such officer has such knowledge, specifying the nature and period of existence thereof, and what action the Company has taken, is taking or proposes to take with respect thereto; and

(b) as soon as available, and in any event within 60 days after the end of each fiscal quarter of each fiscal year of the Company other than the last fiscal quarter of each fiscal year, the consolidated balance sheet as of the end of such quarter and consolidated statements of earnings, shareholders' equity and statement of cash flows for the portion of the fiscal year then ended of the Company and its consolidated Subsidiaries (all in reasonable detail), accompanied by computations by the Company demonstrating, as of the close of such quarter, compliance with
Section 6.18 hereof, and the certificate of the Chief Financial Officer of the Company that such officer has caused the provisions of this Agreement to be reviewed and has no knowledge of the existence of any Event of Default or Potential Event of Default, or if such officer has such knowledge, specifying the nature and period of existence thereof, and what action the Company has taken, is taking or proposes to take with respect thereto;

6.14 Compliance Certificates. The Company shall furnish to the Override Agent and each of the Subject Lenders together with each set of financial statements delivered pursuant to Section 6.13: (a) a Compliance Certificate of the Company signed on its behalf by its chief financial officer certifying compliance by the Company with each of the Financial Covenants set forth in Section 6.18, such certificate to contain detailed calculations reasonably acceptable to the Override Agent, (b) a certificate of the Company signed on its behalf by its chief financial officer confirming that as of the date of such certificate no Event of Default or Potential Event of Default has occurred and is continuing or, if that is not the case, a description of the Event of Default or Potential Event of Default that has occurred and the action taken or proposed to be taken to remedy the same; and
(c) in the case of the financial statements delivered pursuant to Section 6.13(a), a statement from the Auditors (in such form as the Override Agent may reasonably require) demonstrating compliance by the Company with the Financial Covenants set forth in Section 6.18 and stating that in the course of the annual audit of the business of the Subject Companies such accounting firm has obtained no actual knowledge that an Event of Default or Potential Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default or Potential Event of Default has occurred and is continuing, a statement as to the nature thereof.

6.15 Reporting Requirements. The Company will furnish or cause to be furnished to the Override Agent and each of the Subject
Lenders:

(a) as soon as available and in any event within forty-five (45) days after the end of each calendar month, a written information package, including an unaudited, preliminary consolidated balance sheet as at the end of such month, and unaudited, preliminary consolidated statements of earnings and cash flow for such month, which sets forth the year to date and monthly actual performance of the Company and its consolidated Subsidiaries as compared to the projected results set forth in the Business Plan together with a narrative description of significant variances on a year to date and monthly basis from the projected results set forth in the Business Plan;

(b) within fifteen (15) business days after the end of each calendar month, a report with respect to the status of the Divestiture Plan which report shall include (i) an updated schedule for planned divestitures, (ii) additional divisions or assets to be divested by the Company, and (iii) such other information as may be reasonably requested by the Override Agent;

(c) a daily cash report in the form previously provided to the Subject
Lenders;

(d) to the extent not duplicative of any financial statement or information which is otherwise required to be provided by the terms of this Agreement, any financial statement or information provided to The CIT Group/Commercial Services, Inc. pursuant to the terms of the CIT Interim Facility, except the statements and information provided pursuant to Section 2.02, Section 5.01(a)(iii) - (vi) and
Section 6.02 thereof; and

(e) the Company will within sixty (60) days following the end of each fiscal quarter, conduct a meeting to which the Override Agent, the FAC Collateral Agent and the Subject Lenders will be invited to discuss the Company's operating results and the status of the Divestiture Plan.

6.16   Further Information.  The Company shall deliver to the
Override Agent and each of the Subject Lenders:

(a) promptly after the sending or filing thereof, all material notices or other material documents dispatched by the Company to its shareholders (or any class thereof), or its creditors generally (or any class thereof) and copies of all regular, periodic, special reports and registration statements, that the Company files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

(b) promptly, such further information in the possession or control of the Company, regarding the financial condition and the operations of the Company or its Subsidiaries, as the Override Agent or any of the Subject Lenders may reasonably request acting through the Override Agent; and

(c) details of any action, suit, investigation, litigation, arbitration or administrative proceedings against or affecting the Company or any of its Subsidiaries and which might reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole or on the ability of any Subject Company to perform its obligations under the Override Documents or that purports to affect the legality, validity or enforceability of any Override Document or the consummation of the transactions contemplated hereby or thereby, in any such case as soon as the same are, to the knowledge of the Company, instituted or threatened.

6.17   Notice of Default.

(a) The Company shall as soon as is practicable and in any event within five (5) business days after it becomes aware of the occurrence of each Event of Default or Potential Event of Default which is continuing on such date, deliver to the Override Agent and each of the Subject Lenders a statement of the Company signed on its behalf by its chief financial officer setting forth the details of such Event of Default or Potential Event of Default and the action that the Company has taken and proposes to take with respect thereto.

(b) The Company shall upon receipt of a written request to that effect from the Override Agent or any Subject Lender, confirm to the Override Agent and each of the Subject Lenders within five (5) business days after the receipt of such notice that, except as previously notified to it or as specified in such confirmation, no Event of Default or Potential Event of Default has occurred and is continuing.

6.18 Financial Covenants. The Company shall comply with the financial covenants set forth below:

(a) The Company will not make, or permit any Subsidiary of the Company to make, after June 30, 1994, Capital Expenditures for
Continuing Operations on a cumulative basis in excess of:

[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.]

provided, that each of the amounts set forth above shall be reduced (upon receipt of quarterly financials for the fiscal quarter ending June 30, 1994) by an amount equal to the product of (i) the difference between the amount of the actual Capital Expenditures for Continuing Operations for the fiscal quarter of the Company ended as of June 30, 1994 and $6,632,000; and (ii) 1.2 (for the period ending
September 30, 1994); 1.1 (for the period ending December 31, 1994);
1.1 (for the period ending March 31, 1995); and 1.075 (for the period ending June 30, 1995); provided further, that such amounts shall be further adjusted from time to time after the date hereof to reflect divisions or Subsidiaries of the Company which constitute Continuing Operations which are disposed of by the Company after June 6, 1994 by reducing the amounts set forth above by the product of (i) the amount of Capital Expenditures attributable to any division which is disposed of after June 6, 1994 as presented in the June 6 Plan Update, as supplemented by the Capital Expenditures Budget, which is unused as of the time of such disposal and (ii) 1.2 (for the period ending September 30, 1994); 1.1 (for the period ending December 31, 1994);
1.1 (for the period ending March 31, 1995); and 1.075 (for the period ending June 30, 1995).

Cumulative Capital Expenditures made by the Company for any division or Subsidiary which is a Continuing Operation as of June 6, 1994, (i) which subsequently becomes classified as discontinued by the Company but has not been sold, shall be included for the purposes of calculating compliance with this Section 6.18(a) and (ii) which is subsequently sold shall be excluded for purposes of calculating compliance with Section 6.18(a).

If at any time after June 30, 1994, the repurchase by the Company of the lessor's undivided interest in the rental pool's of the Safway Subsidiary and Figgie Leasing Corporation pursuant to the terms of the Continental Synthetic Leases is classified as a capital expenditure by the Company, pursuant to the direction of the Company's independent auditor, the amount of such repurchase shall be excluded for purpose of calculating compliance with Section 6.18(a).

The amounts set forth above assume the Company expends the entire amount budgeted in the June 6 Plan Update for committed equipment purchases. To the extent that the Company negotiates the cancellation or postponement beyond the Expiration Date of such committed equipment purchases, the Company agrees that the amount set forth above shall be reduced by the amount of such committed equipment purchases canceled or postponed beyond the Expiration Date.

(b)  The Company will not permit cumulative Adjusted Operating Cash
Flow for Continuing Operations, for the period beginning July 1, 1994 and ending as of the dates set forth in the table below, to be less the than the amount set forth opposite such period in such table:

Date    Amount

[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.]

provided, that upon the sale of any division or Subsidiary of the Company which is a Continuing Operation, the amount set forth above for any period shall be adjusted, for the period during which such sale occurred and for any subsequent periods, to exclude the Adjusted Operating Cash Flow, as presented in the June 6 Plan Update, of any division or Subsidiary of the Company which is a Continuing Operation which is subsequently sold.

For the purposes of calculating compliance with this Section 6.18(b), Adjusted Operating Cash Flow shall:

include (i) the Adjusted Operating Cash Flow of any division or Subsidiary of the Company which is a Continuing Operation as of June 6, 1994 which is subsequently classified as discontinued, and (ii) the amount of Capital Expenditures, as presented in the June 6 Plan Update as supplemented by the Capital Expenditures Budget, attributable to FAC, Figgie Leasing Corporation and the Safway
Subsidiary; and

exclude (i) the Adjusted Operating Cash Flow of FAC, Figgie
Leasing Corporation and the Safway Subsidiary; (ii) for the period in which any division or Subsidiary of the

Company which is a Continuing Operation is sold and all subsequent periods, the Adjusted Operating Cash Flow of such division or Subsidiary; (iii) the net cash proceeds received from, and the lease, interest and principal payments, as the case may be, associated with the incurrence of additional Indebtedness (including the CIT Interim Facility); (iv) (a) Net Disposal Proceeds and Net Capital Proceeds received by the Company pursuant to Section 6.19 hereof , (b) payments of interest and principal made pursuant to Section 6.19(c)(iv) and (v), Section 6.19(e), Section 6.19(f) and Section 19 hereof (to the extent such payments are not presented in the June 6 Plan Update), the terms of the GECC Leases (to the extent such payments are not presented in the June 6 Plan Update) and Continental Synthetic Leases, (v) payments of restructuring or agency fees pursuant to the terms of Sections 11 and 12.1 hereof, the GECC Leases, the Continental Synthetic Leases and the BancBoston Leases paid in the period beginning July 1, 1994 and ending September 30, 1994 and (vi) the payment of cash taxes in connection with Relevant Disposals in an amount not to exceed ten percent (10%) of the Net Disposal Proceeds.

(c) The Company will not permit Consolidated Tangible Net Worth as of the dates in the table set forth below to be less than the amounts opposite such dates in such table:

[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.]

For the purposes of calculating compliance with this Section 6.18(c),
(i) any changes in the accounting treatment of Excluded Facilities required to be made by the Company subsequent to June 30, 1994 due to the provisions of such Excluded Facilities, (ii) net losses which result from asset sales with respect to FAC or Figgie Properties Inc. in excess of the amounts projected in the June 6 Plan Update
(provided the net losses which result from asset sales with respect to Figgie Properties Inc. will be included for the purposes of clause
(iii)), and (iii) net losses in an amount not to exceed $60,000,000 in the aggregate which result from Relevant Disposals, shall be excluded.

Net gains from the disposal of divisions and Subsidiaries other than Discontinued Operations shall be reduced by the book amount of intangible assets associated with such divisions and Subsidiaries for the purposes of calculating Consolidated Tangible Net Worth.

6.19   Amortization Payments.

(a) Scheduled Amortization. The Company shall pay to the Override Agent for deposit in the Net Proceeds Distribution Account and for distribution to the Subject Lenders in accordance with Section 9.3 hereof to be applied in accordance with Section 10.5(b)(ii) hereof the amounts set forth below on or prior to the date set forth below opposite such amount.

Date    Amount

Effective Date         $ 5,000,000

September 30, 1994              $70,000,000

[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.]

Override Termination Date                  Remaining Total Subject
Facility Maximum Exposure

Payments made by the Company to the Override Agent pursuant to Sections 6.19(b), 6.19(c), 6.19(d), 6.19(e) and 6.19(f) shall be credited towards the payments set forth in this Section 6.19(a) in the order of their maturity; provided, however, that the Company's obligation to make the payments in the amounts and on or prior to the dates set forth in this Section 6.19(a) shall continue to exist to the full extent Net Disposal Proceeds and Net Capital Proceeds generated by disposals of the Company's assets which actually result in payments by the Company under any other subsection of this Section 6.19 are not sufficient to make such payments in full.

(b) Voluntary Prepayments. The Company shall have the right, at its election, by giving not less than five (5) business days' prior written notice to the Override Agent to that effect, to make prepayments to the Override Agent for deposit in the Net Proceeds Distribution
Account and for distribution to the Subject Lenders in accordance with Section 9.3 hereof of the Total Subject Facility Maximum
Exposure as a whole, or in part, at any time and from time to time without premium or penalty. Each such partial prepayment shall be in an integral multiple of $1,000,000 and shall be applied by the Override Agent to the required amortization payments set forth above in the order of maturity. Any such prepayment shall permanently reduce the Total Subject Facility Maximum Exposure.

(c) Mandatory Prepayments. Except as otherwise provided in this Agreement, the Company shall make prepayments to the Override
Agent for deposit in the Net Proceeds Distribution Account and for distribution to the Subject Lenders in accordance with Section 9.3 hereof to be applied against the Total Subject Facility Maximum Exposure in accordance with Sections 9.3 and 10.5(b)(ii) hereof as follows:

(i) all future domestic income tax refunds (other than tax refunds attributable or owing to the Company's Safway Steel Products division, Safway Subsidiary, Figgie Leasing Corporation or FAC) in excess of $50,000 in the aggregate from and after the Relevant Time shall be applied immediately upon receipt by the Company to permanently reduce the Total Subject Facility Maximum Exposure in accordance with Sections 9.3 and 10.5(b)(ii) hereof;

(ii) all insurance proceeds under property and casualty insurance with respect to the Company's fixed assets (other than assets used in or related to the Company's Safway Steel Products division, Safway Subsidiary or Figgie Leasing Corporation) shall be applied immediately upon receipt by the Company to permanently reduce the Total Subject Facility Maximum Exposure in accordance with
Sections 9.3 and 10.5(b)(ii) hereof, except to the extent that such proceeds are (w) casualty or property insurance proceeds relating to equipment subject to leases in existence as of the Relevant Time or otherwise permitted hereunder, (x) subject to a lien permitted by
Section 7.2, (y) used promptly by the Company to repair or replace the relevant fixed assets, or (z) proceeds related to business interruption coverage;

(iii) all net cash proceeds from the incurrence of additional
Indebtedness (other than Indebtedness incurred to refinance or refund existing Indebtedness permitted under Section 7.1 other than Indebtedness under a Subject Facility) shall be applied immediately upon receipt by the Company to permanently reduce the Total Subject Facility Maximum Exposure in accordance with Sections 9.3 and
10.5(b)(ii) hereof;

(iv) all Net Disposal Proceeds and Net Capital Proceeds from Relevant Disposals or Relevant Capital Events in connection with the execution of the Divestiture Plan (other than with respect to the Net Capital Proceeds or Net Disposal Proceeds realized from the disposal by the Company of its Rawlings Sporting Goods Company division, its Casi-Rusco, Inc. subsidiary and its Safety Supply America division) shall be applied immediately upon receipt by the Company to permanently reduce the Total Subject Facility Maximum Exposure in accordance with Sections 9.3 and 10.5(b)(ii) hereof; provided, that, (x) the Scaffolding Allocation shall be retained by the Company for application against its obligations under the Continental Scaffolding Lease, and (y) so long as no Event of Default or Potential Event of Default has occurred and is continuing hereunder,

[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.]

  percent of the Net Disposal Proceeds, or as the case may be, Net Capital Proceeds, shall be retained by the Company for working capital purposes;

(v) Net Disposal Proceeds and Net Capital Proceeds from Relevant Disposals or Relevant Capital Events in addition to those contemplated by the Divestiture Plan shall be applied immediately upon receipt by the Company to permanently reduce the Total Subject Facility Maximum Exposure in accordance with Sections 9.3 and 10.5(b)(ii) hereof; provided, that (x) the Scaffolding Allocation shall be retained by the Company for application against its obligations under the Continental Scaffolding Lease, (y) and so long as no Event of Default or Potential Event of Default has occurred and is continuing hereunder, with respect to any Relevant Disposal or Relevant Capital Event or related series of Relevant Disposals or Relevant Capital Events, the lesser of (A)

[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.]

percent of the Net Disposal Proceeds, or as the case may be, Net
Capital Proceeds, and (B)

[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.]

shall be retained by the Company for working capital purposes, and
(z) subject to the provisions of Section 19, the Company shall retain all proceeds of Excepted Disposals; and

(vi)  in addition to the payments set forth in clauses (i) - (v) of this
Section 6.19(c), the Company shall make prepayments to permanently reduce the Total Subject Facility Maximum Exposure in accordance with Sections 9.3 and 10.5(b)(ii) hereof within three (3) days of the end of any fiscal quarter in the amount that the sum of (x) domestic cash on hand in accounts of the Company and Investments permitted by Section 7.3(a), (b) and (c) (other than cash or Investments permitted by Section 7.3 the use of which is restricted by law or by contractual limitation in effect at the Relevant Time) held by the Company and its domestic Subsidiaries as at the end of any fiscal quarter of the Company plus (y) unused availability under the CIT Interim Facility exceeds $70,000,000; provided, however, that cash and Investments permitted by Section 7.3 held by or for the benefit of FAC, Figgie Leasing Corporation, the Company's Safway Steel
Products division or the Safway Subsidiary shall be excluded for purposes of making the preceding calculation.

(d) Allocation of Cash Payments on Effective Date. On the Effective Date, the Company shall allocate certain cash previously received from divestitures and tax refunds as follows:

(i) $7,000,000 shall be retained by the Company to be applied against or otherwise used to satisfy the Company's obligations under the GECC Leases;

(ii) $3,000,000 shall be paid to the agent under the Continental
Automobile Lease to be applied against the Company's obligations under such lease;

(iii) $5,000,000 shall be paid to the agent under the Continental
Scaffolding Lease to be applied against the Company's obligations under such lease; and

(iv) $5,000,000 shall be paid to the Override Agent for deposit in the Net Proceeds Distribution Account for distribution to the Subject
Lenders pursuant to the terms of Section 6.19(b).

(e) Allocation of Rawlings Proceeds. Upon the disposal of the Company's Rawlings Sporting Goods Company division, the
Company shall allocate the Net Disposal Proceeds or the Net Capital Proceeds, as the case may be, as follows:

(i) up to $20,000,000 shall be paid by the Company as necessary to paydown and retire the CIT Factoring Facility;

(ii) up to $8,333,333.33 to the Scaffolding Allocation;

(iii) $16,900,000 (provided the net cash proceeds from sales to third parties of specified equipment as scheduled for purchase by the Company in the GECC Leases on or prior to the Effective Date shall be deemed to be Net Disposal Proceeds) shall be retained by the Company to be applied against or otherwise used to satisfy the Company's obligations under the GECC Leases;

(iv) $750,000 shall be paid to certain of the lessors under the BancBoston Leases;

(v) $20,000,000 shall be retained by the Company for working capital purposes; and

(vi) the remainder shall be paid to the Override Agent for deposit in the Net Proceeds Distribution Account and for distribution among the Subject Lenders pursuant to Section 9.3.

(f) Casi-Rusco and Safety Supply Proceeds. The Company shall pay the Net Disposal Proceeds from the sale of its Casi-Rusco Inc. subsidiary and its Safety Supply America division, less the retentions permitted by Section 6.19(c)(iv) hereof, which occurred on June 6, 1994 in the case of Casi-Rusco Inc. and July 1, 1994 in the case of Safety Supply America, to the Override Agent on the Effective Date for deposit in the Net Proceeds Distribution Amount for distribution to the Subject Lenders in accordance with Sections 9.3 and 10.5(b)(ii) hereof. Such payment shall be credited toward the Company's scheduled amortization payment due September 30, 1994.

                                            7 - NEGATIVE COVENANTS

The Company and each Subject Company (other than FAC) covenants as follows:

7.1 Restrictions on Indebtedness. The Company shall not and shall not permit any Subsidiary to create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness under any of the Subject Facilities and any extension, renewal or replacement thereof or under any of the Excluded
Facilities and any extension, renewal or replacement thereof up to the amounts outstanding as of the Relevant Time;

(b) current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis extended in connection with purchases of goods and services;

(c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of this Agreement;

(d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or applicable Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(f) Indebtedness of the Company due its Subsidiaries or of any Subsidiary due to the Company or another Subsidiary except as otherwise limited by Section 7.1(l);

(g) obligations under capitalized leases not exceeding $20,000,000 in aggregate amount at any time outstanding;

(h) Indebtedness incurred in connection with the acquisition or lease after the date hereof of any real or personal property, provided that the aggregate principal amount of such Indebtedness after the date hereof together with Indebtedness permitted by Section 7.6 shall not exceed at any time the aggregate amount of $35,000,000;

(i) Indebtedness in the form of guarantees, indemnities and similar obligations permitted pursuant to Section 7.3;

(j) Indebtedness subordinated to all Indebtedness under the Subject Facilities to the satisfaction of the Instructing Lenders, the net cash proceeds of which are used to repay, in whole or in part, Indebtedness under the Subject Facilities pursuant to Section 6.19(b) and the subordinated Indebtedness permitted by Section 2.5(e) hereof;

(k)  Indebtedness under the CIT Interim Facility not exceeding
$20,000,000 in principal at any time outstanding; and

(l) Indebtedness of (i) Logan Fenamec (U.K.) Limited in an amount up to [INFORMATION IS SUBJECT TO CONFIDENTIAL
TREATMENT REQUEST.], (ii) Fred Perry Sportswear (U.K.)
Limited in an amount up to [INFORMATION IS SUBJECT TO
CONFIDENTIAL TREATMENT REQUEST.], (iii) Figgie Packaging
Systems Limited (U.K.) in an amount up to [INFORMATION IS
SUBJECT TO CONFIDENTIAL TREATMENT REQUEST.], (iv)
Sherwood-Drolet Corporation Ltd. (Canada) in an amount up to [INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.] and (v) additional Indebtedness of the Subsidiaries listed in clauses (i), (ii), (iii) and (iv) of this Section 7.1(l) and Indebtedness of other Subsidiaries of the Company which are not organized under the laws of and do not principally conduct their business in, the United States of America or any state thereof not exceeding
[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.] in the aggregate; provided, however, that the

Company will neither (A) make Investments in or otherwise provide funds after the Effective Date, for any purpose whatsoever, to any of Logan Fenamec (U.K.) Ltd., Fred Perry Sportswear (U.K.) Limited, Figgie Packaging Systems Limited (U.K.) or Sherwood-Drolet Corporation Ltd. (Canada), whether by means of a capital contribution, loan or otherwise except for reclassifications of intercompany loans on the books of the Company at the Effective
Date to equity or such other accounting treatment required to meet foreign statutory tax on solvency requirements or necessary to comply with applicable law, nor (B) guarantee any of the indebtedness incurred after the Effective Date and secured by the liens permitted by Section 7.2(xi).

7.2 Restrictions on Liens. Except as provided in Section 19, the Company shall not and shall not permit any Subsidiary to (a) create or incur or suffer to be created or incurred or to exist any encumbrance of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid would by law or upon bankruptcy or insolvency, or otherwise, be given priority over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts (other than accounts sold with respect to any Indebtedness permitted by Section 7.1), contract rights, general intangibles, chattel paper or instruments, with or without recourse for the purpose of securing Indebtedness; provided, that the Company and any Subsidiary may create or incur or suffer to be created or incurred or to exist:

(i) encumbrances in favor of the Company on all or part of the assets of Subsidiaries of the Company, other than FAC and the FAC
Subsidiaries, securing Indebtedness owing by Subsidiaries of the Company to the Company;

(ii) encumbrances to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or being contested by reasonable process and subject to stay of enforcement;

(iii) customer deposits, progress payments and deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations;

(iv) encumbrances in respect of judgments or awards, Indebtedness with respect to which is permitted by Section 7.1(d);
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
(v) encumbrances of carriers, warehousemen, mechanics and materialmen, and other like encumbrances on properties, either in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, or subject to contest by reasonable proceedings and subject to stay of enforcement;

(vi) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or any of its Subsidiaries is a party, and other minor liens or encumbrances none of which in the reasonable opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of business, which defects do not individually or in the aggregate have a materially adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole;

(vii) encumbrances listed in Schedule XVII and Schedule XXV and any additional encumbrance in existence at the Relevant Time;

(viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 7.1, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

(ix) encumbrances in favor of the Collateral Agent for the benefit of the Subject Lenders granted pursuant to the Security Documents;

(x) encumbrances in favor of the FAC Collateral Agent for the benefit of the FAC Subject Lenders granted pursuant to the FAC Security
Documents;

(xi) encumbrances granted to secure indebtedness permitted by Section 7.1(l) provided that the lien is limited to the assets of the Subsidiary incurring the Indebtedness; and

(xii) encumbrances granted to secure obligations of the Company (or the Safway Subsidiary or Figgie Leasing Corporation) under the
GECC Leases and the Continental Synthetic Leases.

7.3 Restrictions on Investments. The Company shall not and shall not permit any Subsidiary other than Investments by Waite Hill Holdings Inc. and its Subsidiaries which are permitted by applicable regulations and otherwise in the ordinary course of business, and Investments by Figgie Acceptance Corporation and its Subsidiaries or Figgie Leasing Corporation made in the ordinary course of business and consistent with past practices to remain outstanding any Investment except:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Company and its Subsidiaries;

(b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

(c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

(d)  Investments as listed in Schedule XVIII and Schedule XXVI;

(e) Investments consisting of the guaranty of obligations of, or Investments by the Company in, Subsidiaries of the Company, except as limited by Section 7.1(l);

(f) Investments consisting of promissory notes and other securities received as proceeds of disposals permitted by Section 7.5;

(g) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business;

(h) Investments consisting of guarantees, indemnities and similar obligations related to or incurred with respect to any disposal permitted under this Agreement;

(i) Investments consisting of Indebtedness permitted by Section 7.1;
and

(j) Investments with a book value of less than $2,500 individually and $200,000 in the aggregate.

7.4 Distributions. The Company shall not make and shall not permit any Dividends other than Dividends by a Subsidiary of the Company subject to the limitations of Section 19.

7.5 Merger, Consolidation, Disposals. The Company shall not and shall not permit any Subsidiary to (a) become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Company with and into the Company, or the merger or consolidation of two or more Subsidiaries of the Company; and (b) become a party to or agree to or effect any disposition of assets, other than (i) Excepted Disposals,
(ii) Relevant Disposals on an arms-length basis for fair and reasonable consideration as determined by the Company's board of directors so long as the Net Disposal Proceeds are paid to the Override Agent in accordance with Section 6.19 and the Company complies with the notice provision set forth in Section 9, (iii) transfers and assignments of assets, related operational liabilities and business of the Company's Rawlings Sporting Goods Company division into an existing or newly-created Subsidiary of the Company in preparation for a Relevant Disposal and the transfer of assets of the Company to its Subsidiaries in preparation for a Relevant Disposal so long as such transfers occur substantially simultaneously with any such Relevant Disposal, the terms of such transfers are substantially in accordance with the Rawlings IPO Transaction (with respect to the disposal of the Company's Rawlings Sporting Goods Company division) or (with respect to other disposals) are otherwise satisfactory to the Instructing Lenders and the Net Disposal Proceeds are paid to the Override Agent for distribution to the Subject Lenders in accordance with Section
6.19, (iv) transfers and assignments of assets, related operation liabilities and business of the Company's Safway Steel Products division into an existing or newly-created Subsidiary (the "Safway Subsidiary") of the Company so long as the terms of such transfer are substantially as set forth in the Assignment Agreement between the Company and the Safway Subsidiary previously provided to the Override Agent, (v) transfers of substitution equipment pursuant to the terms of the GECC Leases and (vi) disposals by the Company or any Subsidiary to any Subsidiary of the capital stock of any Subsidiary.

7.6 Sale and Leaseback. Except as set forth in Schedule XIX or in connection with a transaction permitted by Section 7.1, the Company shall not and shall not permit any Subsidiary to enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall sell or transfer any property owned by it (other than obsolete or unused assets) in order then or thereafter to lease such property or lease other property intended for use for substantially the same purpose as the property being sold or transferred unless the proceeds of such sale or transfer (other than sales or transfers with respect to Figgie Leasing Corporation, the Company's Safway Steel Products division, the Safway Subsidiary or with respect to substitute equipment pursuant to the terms of the GECC Leases) are to be paid to the Override Agent for distribution to the Subject Lenders subject to Section 9.2 and such sale or transfer otherwise complies with the terms of this Agreement.

7.7  Compliance with Environmental Laws.   Except as set forth in
Schedule XVI, the Company shall not and shall not permit any Subsidiary to:

(a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, generate any Hazardous Substances on any of the Real Estate, except in the ordinary course of business and in material compliance with applicable Environmental Laws;

(b) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release or threatened release of Hazardous Substances on, upon or into the Real Estate; or

(c) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law in any material respect or bring such Real Estate in violation of any Environmental Law in any material respect.

7.8 Environmental Events. The Company shall promptly give notice to the Override Agent and each Subject Lender (a) of any violation of any Environmental Laws that the Company or any of its Subsidiaries reports in writing or is reportable by such person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon receiving written notification thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, which notice would have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole.

7.9 Employee Benefit Plans. The Company shall not and shall not permit any Subsidiary or any ERISA Affiliate to:

(a) engage in any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any Subject Company;

(b) permit any Guaranteed Pension Plan to incur in excess of $5,000,000, an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

(c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any Subsidiary pursuant to Section 302(f) or
Section 4068 of ERISA; or

(d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans (calculated using a seven percent (7%) interest rate) exceeding the value of the aggregate assets of such Plans by an amount in excess of $5,000,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

7.10 Excluded Facilities. The Company shall not permit an increase to the fixed amortization schedules under Excluded Facilities in effect as of the Effective Date to the degree that such increase(s) would have a material adverse effect on the Company's ability to meet its obligations under this Agreement.

                                             8 - EVENTS OF DEFAULT

8.1 Events of Default. An Event of Default shall exist hereunder upon the occurrence and during the continuation of any of the following events:

(a) Non Payment. Any Subject Company fails to pay any sum due from it under any Subject Facility Document (as amended or superseded by this Agreement) or any Override Document at the time, in the currency and in the manner specified therein;

(b) Breach of Representation. Any representation, warranty or statement made or repeated by the Company or any of its Subsidiaries in any Override Document, other than as set forth in Section 19 of this Agreement, is or proves to have been incorrect or misleading when made or repeated in a respect which the Instructing Lenders reasonably consider to be material to the assets, properties, condition (financial or otherwise) business or prospects of the Company and its Subsidiaries taken as a whole;

(c) Breach of Covenant.

(i) the Company or any of its Subsidiaries fails to comply with any of its covenants contained in any of Sections 6.2, 6.7, 6.13, 6.14, 6.15, 6.17, 6.18, 6.19, or 7;

(ii) the Company or any of its Subsidiaries fails to comply with any other covenant set forth in Section 6 hereof (unless subject to any other clause of this Section 8.1) and, if capable of remedy, such failure is not remedied within thirty (30) business days after the Override Agent has given notice thereof to the Company;

(iii) the Company fails to comply with any of its covenants contained in any of the Security Documents; and

(iv) the Company or any Subsidiary fails to perform or comply with any other obligation under any other Override Document and such default is not remedied within thirty (30) business days after the Override Agent has given notice thereof to the Company.

(d)  Acceleration of Indebtedness.

(i) the Company or any of its Subsidiaries fails to pay at maturity any amount outstanding in respect of any Indebtedness of the Company or any of its Subsidiaries (subject to the terms of this Agreement with respect to Subject Facilities), including, without limitation, Indebtedness under the GECC Leases, the Continental Synthetic
Leases or under any other Excluded Facility, or the payment, repurchase, defeasance or similar obligation of any amount outstanding in respect of any Indebtedness of the Company or any of its Subsidiaries other than FAC Indebtedness, including, without limitation, Indebtedness under any Excluded Facility, is accelerated, upon demand or otherwise and regardless of notice, by the holder of such Indebtedness as a result of an event of default (regardless of how described or defined) prior to its stated maturity; and

(ii) the amount of such Indebtedness (separately or as an aggregate) exceeds $5,000,000;

(e) ERISA Events. With respect to any Guaranteed Pension Plan, (i) an ERISA Reportable Event shall have occurred and the Instructing Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Company or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan, and (ii) such event could reasonably constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; provided, that in any such event the aggregate liability of the Company and its Subsidiaries shall exceed $5,000,000;

(f) Voluntary Proceedings. The Company or any of its domestic Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or any of its domestic Subsidiaries or of any substantial part of their respective assets or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company or any of its domestic Subsidiaries and the Company or such domestic Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein;

(g) Involuntary Proceedings. A decree or order is entered (i) appointing any trustee, custodian, liquidator or receiver for the Company or any of its domestic Subsidiaries, or (ii) adjudicating the Company or any of its domestic Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any of its domestic Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted and the applicable case or proceeding remains undismissed or unstayed for a period of more than forty-five (45) days, whether or not consecutive;
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
(h) Judgments. Except as otherwise disclosed in Schedule XV there shall remain in force, undischarged, uninsured, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Company or any of its Subsidiaries other than FAC Indebtedness that, with other, similar outstanding final judgments exceed in the aggregate $5,000,000;

(i) Rescission. If any of the Override Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Override Documents shall be commenced by or on behalf of any Subject
Company party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Override Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

(j) Illegality. At any time it is or becomes unlawful for any Subject Company to perform or comply in any material respect with any or all of its obligations under any of the Override Documents or any of the obligations of any Subject Company thereunder are not or cease to be legal, valid and binding on or enforceable against such Subject Company, or any such Subject Company shall so state in writing.

8.2 Remedies. If any such event as is specified in Section 8.1 shall occur and be continuing the Override Agent shall, if so directed by the Instructing Lenders, by notice to the Company declare that the Override Arrangements, except for those set forth in Section 2.4 and
Section 2.5, are terminated; provided, however, if any event set forth in Sections 8.1(f) or 8.1(g) shall occur, the Override Arrangements, except for those set forth in Section 2.4 and Section 2.5, shall terminate automatically without any action by the Override Agent or any of the Subject Lenders. Upon termination of the Override Arrangements, each Subject Lender may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding and the Override Agent acting in its capacity as Collateral Agent may, with the consent of the Instructing Lenders or shall at the direction of the Instructing Lenders but not otherwise proceed to protect and enforce its rights under the Security Documents with respect to the Collateral. No remedy herein conferred upon any Subject Lender or the Override Agent is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.
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
                                     9 - DISPOSAL AND CAPITAL TRANSACTIONS

9.1  Notification and Further Assurances.

(a) If any Subject Company is proposing that a Relevant Disposal or Relevant Capital Event should occur other than the Rawlings IPO Transaction and the creation of the Safway Subsidiary, it shall provide written notice to the Override Agent with reasonable details of the proposed Relevant Disposal or Relevant Capital Event, including copies of the most recent drafts of the documentation pursuant to which such Relevant Disposal or Relevant Capital Event is governed not less than ten (10) business days prior to the proposed date of completion of the Relevant Disposal or Relevant Capital Event; provided, however, that, if the Relevant Disposal or Relevant Capital Event, other than the Rawlings IPO Transaction and the creation of the Safway Subsidiary will result in proceeds in excess of $5,000,000, the Subject Company will provide such notice not less than thirty (30) days prior to the proposed date of completion of the Relevant
Disposal or Relevant Capital Event. The Company agrees that all Relevant Disposals and Relevant Capital Events shall be conducted on an arms-length basis for fair and reasonable consideration as determined by the Company's Board of Directors.

(b) Upon any such notice, the Override Agent and each Subject Lender shall take such action and execute and deliver such consents, waivers and other documentation and agreements as reasonably are requested by the Company to permit consummation of the proposed Relevant
Disposal or Relevant Capital Event notwithstanding the terms of any of the Subject Facilities or Subject Facility Documents; provided, that the foregoing shall apply only if the proposed Relevant Disposal or Relevant Capital Event is permitted under the terms of this Agreement.

(c) In addition to the notice required by Section 9.1(a), the Company shall at the time of the Relevant Disposal or Relevant Capital Event deliver a Compliance Certificate signed on its behalf by its chief financial officer certifying (i) that no Event of Default or Potential Event of Default has occurred and is continuing, and (ii) that the Net Disposal Proceeds or Net Capital Proceeds have been paid or, in the event any such Net Disposal Proceeds or Net Capital Proceeds are to be received after the closing of the applicable Relevant Disposal or Relevant Capital Event, will be paid to the Override Agent in accordance with Section 6.19 and Section 9.

9.2  Payment of Proceeds.

(a) If any Relevant Disposal or Relevant Capital Event occurs, the Company shall, or shall cause any applicable Subsidiary to, pay or cause to be paid to the Override Agent for credit to the Net Proceeds Distribution Account an amount equal to the Net Disposal Proceeds or, as the case may be, the Net Capital Proceeds less any deduction permitted by Section 6.19(c) hereof.
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
(b) Each payment to be made pursuant to Section 9.2(a) above shall be made immediately upon the receipt by any Subject Company of the Net Disposal Proceeds or Net Capital Proceeds (or, if received in several parts, on receipt of the relevant part thereof) pursuant to arrangements reasonably satisfactory to the Override Agent; provided, however, that prior to or upon the receipt of any such Net Disposal Proceeds or Net Capital Proceeds, the Company may notify the Override Agent that it is unable to determine the precise amount of all or any portion of the costs to be taken account of in the determination of Net Disposal Proceeds or Net Capital Proceeds. If the Company so notifies the Override Agent the Company shall provide to the Override Agent a written certificate of its bona fide estimate of the amount of such undetermined costs. Such estimated amount of the proceeds of the Relevant Disposal or Relevant Capital Event in question shall be deposited in a Net Proceeds Estimated Cost Account with the Override Agent to be held until such time as the actual amount of such costs are determined, at which time, so long as no Event of Default or Potential Event of Default has occurred and is continuing or the Override Arrangements have not been terminated pursuant to Section 8.2, such actual amount promptly shall be released to the Company and any remaining balance (including interest earned thereon) shall be allocated in accordance with the provision of Section 6.19 relating to the event which created such proceeds of the Relevant Disposal or Relevant Capital Event and any amount due the Override Agent or attributable to the Scaffolding Allocation, as applicable, shall be deposited into the Net Proceeds Distribution Account for allocation and distribution in accordance with
Section 9.3; provided, that if the Scaffolding Allocation with respect to such Relevant Disposal or Relevant Capital Event has not been paid in full at such time, the Override Agent shall pay to Continental Bank as collateral agent under the Continental Scaffolding Lease the Scaffolding Allocation from such balance regardless of whether an Event of Default or Potential Event of Default has occurred and is continuing; provided further, that, if an Event of Default has occurred and is continuing hereunder, the Company shall not retain any portion of such amount.

(c) Pending each such payment to the Override Agent, the Net
Disposal Proceeds or, as the case may be, the Net Capital Proceeds (less any amounts which the Subject Companies are permitted to retain or deposit under this Agreement) shall be held in trust for the Beneficiaries with the sole purpose of making payment to the Override Agent in accordance with this Section 9.2.

(d) Each payment and deposit to be made pursuant to this Section 9.2 shall be accompanied by written instructions to credit such payment to the Net Proceeds Distribution Account or Net Proceeds Estimated Cost Account, as applicable, and a notice identifying the Relevant Disposal or Relevant Capital Event by reference to which such amount is paid.

(e) Prior to the occurrence of an Event of Default, the Company shall have the right, upon providing the Override Agent five (5) days prior written notice and appropriate supporting documentation, to direct the Override Agent to disburse monies deposited in the Tax Escrow Account to pay taxes actually incurred in connection with any Relevant Disposal or Relevant Capital Event in which proceeds from such Relevant Disposal or Relevant
Capital Event have been deposited in the Tax Escrow Account pursuant to the terms of this Agreement. In the event that (i) the Company instructs the Override Agent that monies deposited in the Tax Escrow Account will not be needed to pay taxes in connection with a disposal, or (ii) monies in the Tax Escrow Account are set off by the Override Agent after the occurrence of an Event of Default, such amounts (including interest earned thereon) shall be allocated in accordance with the provision of Section 6.19 relating to the event which created such proceeds of the Relevant Disposal or Relevant Capital Event and any amount due the Override Agent or attributable to the Scaffolding Allocation, as applicable, shall be allocated by the Override Agent for distribution to the Subject Lenders pursuant to
Section 9.3; provided, that if the Scaffolding Allocation has not been paid in full at such time, the Override Agent shall pay to Continental Bank as collateral agent under the Continental Scaffolding Lease the Scaffolding Allocation from such amounts regardless of whether an Event of Default or Potential Event of Default has occurred and is continuing; provided further, that, if an Event of Default has occurred and is continuing hereunder, the Company shall not retain any portion of such amount.

(f) The Override Agent shall establish and maintain at its head office in Boston, Massachusetts or such other location as the Override Agent shall deem appropriate the Net Proceeds Distribution Account into which it shall deposit all Net Disposal Proceeds and all Net Capital Proceeds received from the Company and not otherwise deposited pursuant to this Agreement.

9.3 Allocation of Proceeds. Deposits in the Net Proceeds Distribution Account shall be allocated to the Subject Lenders based upon each Subject Lender's pro rata share of the Total Subject Facilities
Maximum Exposure as calculated in accordance with and on the same basis as the allocation priorities set forth in Section 10.5(b)(ii). The Override Agent shall distribute such amounts to the Subject Lenders to be applied in accordance with Section 6.19 and in the order of priority set forth in Section 10.5(b) at (i) any time that the balance in the Net Proceeds Distribution Account equals or exceeds $1,000,000
(such amounts shall be distributed within one (1) business day of such time), (ii) the end of each calendar quarter, or (iii) any other time that the Override Agent determines in its sole discretion. At the time of any such distribution, the Override Agent shall immediately provide the Company with written notice of such distribution which sets forth the amount paid to each Subject Lender, each Subject Lender's
Maximum Exposure and each Subject Lender's Subject Facility
Outstanding after taking into account such distribution.

9.4  Equalization.   If (i) at the time any distribution is made from the
Net Proceeds Distribution Account (ii) upon the occurrence of the Override Termination Date or (iii) at the time any payment is made by the Company pursuant to Section 6.19(a) hereof, any
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
Subject Lender's Maximum Exposure has been reduced disproportionately to that of any other Subject Lender because of the cancellation of any Contingent Amount Subject Facility at less than the Subject Facility Maximum Exposure under such Contingent
Amount Subject Facility or for any other reason, other than the payments received from FAC by the FAC Subject Lenders pursuant to Section 19, and other than payments received by Continental Bank by reason of any proceeds received on account of any asset or stock sale or refinancing involving Figgie Leasing Corporation, then (x) in the case of corrections made at the time of a distribution is made from the Net Proceeds Distribution Account, such Subject Lender shall not receive any amounts distributed by the Override Agent from the Net Proceeds Distribution Account until the disproportionate reduction in such Subject Lender's Maximum Exposure has been corrected, or (y) in the case of corrections made upon the occurrence of the Override Termination Date, the Override Agent shall redistribute such disproportionate amount among the Subject Lenders in accordance with Section 10.5(b)(iii) on or within seven (7) business days after the Override Agent acquires actual notice or knowledge that any Subject Lender's Maximum Exposure has been reduced disproportionately;
provided, that if the Scaffolding Allocation has not been paid in full at such time, the Override Agent shall pay to Continental Bank as collateral agent under the Continental Scaffolding Lease the Scaffolding Allocation from such amount. In such event, such Subject Lender shall repay such disproportionate amount to the Override Agent for redistribution to the Subject Lenders in accordance with Section 10.5(b) on or within seven (7) business days after receiving a request for such repayment from the Override Agent;
provided, that if the Scaffolding Allocation has not been paid in full at such time, the Override Agent shall pay to Continental Bank as collateral agent under the Continental Scaffolding Lease the Scaffolding Allocation from such amount. The Obligations of the Subject Lenders set forth in this Section 9.4 shall survive the Override Termination Date. In the event a Subject Lender shall not repay a disproportionate distribution to the Override Agent for redistribution, the Override Agent shall not be required to make the other Subject Lenders whole from its own funds.

9.5 Figgie Leasing Corporation. Anything to the contrary in this Agreement notwithstanding, in the case of a sale of any of the shares of Figgie Leasing Corporation, a sale of any or all of the assets of Figgie Leasing Corporation, or a refinancing of Continental Bank's
Subject Facility to Figgie Leasing Corporation, Continental Bank shall be entitled to receive and retain the proceeds of such sale or refinancing without sharing with any other Subject Lender as repayments, in whole or in part, of Continental Bank's Subject
Facility to Figgie Leasing Corporation. Nothing in the foregoing sentence shall be construed as a waiver by Continental Bank of any of its rights as a Subject Lender under this Agreement, and Continental Bank shall be entitled to receive its pro rata share of any payments and distributions made by the Company or any of its Subsidiaries under this Agreement, adjusted based upon any amounts previously paid by the Company or Figgie Leasing Corporation to Continental Bank by reason of any sales or refinancing described in the foregoing sentence.
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
                                10 - COLLATERALIZATION OF OVERRIDE OBLIGATIONS

10.1   Collateral Security.

(a) To secure the payment and performance of the Obligations, the Company shall grant to the Collateral Agent for the benefit of the Subject Lenders a security interest in all of the Company's assets (excluding (i) the assets used in or related to the Company's Safway Steel Products division, (ii) "Principal Property" as defined in the Senior Notes, and (iii) the stock of Restricted Subsidiaries as defined in the Senior Notes, the stock of the Safway Subsidiary and the stock of foreign subsidiaries, except for up to sixty-five percent (65%) of the stock of first tier foreign subsidiaries), whether now owned or hereafter acquired to the extent permitted by the covenants of the Senior Notes and the CIT Interim Facility pursuant to the terms of the Security Documents (the "Collateral"); provided, however, the Collateral shall not include "Excluded Collateral" as defined in the Security Agreement or any item described in Section 2.1(ii)-(v) of the Security Agreement. The Collateral shall include all domestic tax refunds (other than tax refunds attributable to or owing to the Company's Safway Steel Products division, the Safway Subsidiary,
Figgie Leasing Corporation or FAC), all insurance proceeds under property and casualty policies on the Company's fixed assets (other than proceeds used by the Company to repair or replace the relevant fixed assets, other than proceeds related to business interruption coverage and other than proceeds relating to assets used in or related to the Company's Safway Steel Products division or the Safway Subsidiary, Figgie Leasing Corporation or FAC) to the extent they are not already encumbered, all monies in the Tax Escrow Account (other than the Scaffolding Allocation of such amounts, if any) and the stock of domestic subsidiaries of the Company (other than FAC Subsidiaries and as provided above) to the extent permitted by the Senior Notes.

(b) The Company hereby agrees that it shall promptly, and in any event within forty-five (45) days of the Effective Date, merge its Economy Engineering Co. and SP/Sheffer International Inc.
Subsidiaries with or otherwise transfer substantially all of the assets of such Subsidiaries to the Company and, upon such merger or transfer, take such actions and execute and deliver to the Collateral Agent such agreements, schedules, amendments and other documents as the Collateral Agent may reasonably request to include such assets in the Security Documents to the extent not otherwise excluded herein or therein; provided that the trademarks owned by such Subsidiary may be transferred to Figgie Licensing Corporation and the real estate owned by such Subsidiaries may be transferred to Figgie Properties
Inc. as consistent with past practices of the Company.

(c) [INFORMATION IS SUBJECT TO CONFIDENTIAL
TREATMENT REQUEST.]
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

[INFORMATION IS SUBJECT TO CONFIDENTIAL TREATMENT
REQUEST.]

10.2   Recourse of Subject Lenders; Other Collateral.

(a) Each of the Subject Lenders acknowledges and agrees that (i) it shall only have recourse to the Collateral through the Collateral Agent
and that it shall have no independent recourse to the Collat       eral
and (ii) the Collateral Agent shall have no obligation to take any action, or refrain from taking any action, except upon instructions from the Instructing Lenders in accordance with Section 10.3 hereof.

(b) Each Subject Lender which has provided a Subject Facility to Economy Engineering Co., acknowledges and agrees that (i) it shall not have a claim to the assets of Economy Engineering Co. prior to that of the Subject Lenders, (ii) it shall not take any action with respect to the assets of Economy Engineering Co. and (iii) such Subject Facility shall be repaid in accordance with the terms hereof.

10.3 Acts of Subject Lenders. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Instructing Lenders, may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments satisfactory in form to the Collateral Agent and signed by or on behalf of the Instructing Lenders and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments have been delivered to the Collateral Agent. The instrument or ins truments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of the Instructing Lenders if such Act purports to be taken by or on behalf of the Instructing Lenders, and nothing in this Section 10.3 or elsewhere in this Agreement shall be construed to require the Collateral Agent to demonstrate that it has been authorized by the Subject Lenders to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of the Instructing Lenders.

10.4   Duties of Collateral Agent.

(a) Notices to the Subject Lenders and the Company. The Collateral Agent shall within five (5) business days following receipt thereof furnish to each of the Subject Lenders and the Company:

(i) a copy of each Notice of Event of Default received by the Collateral Agent;
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
(ii) a copy of each certificate received by the Collateral Agent rescinding a Notice of Event of Default;

(iii) written notice of any release or subordination by the Collateral Agent of any Collateral;

(iv) such other notices required by the terms of this Agreement to be furnished by the Collateral Agent; and

(v) written notice of any distribution made by the Collateral Agent pursuant to Section 10.5(b) which sets forth the amount paid to each Subject Lender, each Subject Lender's Maximum Exposure and each
Subject Lender's Subject Facility Outstanding after taking into account such distribution.

(b) Actions Under Security Documents. The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein or therein. Subject to the provisions of
Section 10.6 hereof, the Collateral Agent shall take any action under or with respect to the Security Documents which is requested by the Instructing Lenders and which is not inconsistent with or contrary to the provisions of this Agreement; provided that the Collateral Agent shall not amend or waive any provision of the Security Documents except in accordance with Section 16 hereof. At any time when a Notice of Event of Default shall have been given and shall be outstanding under this Agreement, the Collateral Agent shall, subject in all cases to the provisions of Section 10.6 hereof, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents or any of them in accordance with any written instructions received from the Instructing Lenders. The Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent, being advised by counsel, determines that the directed action is not permitted by the terms of this Agreement or the Security Documents, may not lawfully be taken or would involve it in personal liability which is not otherwise indemnified by the Subject Lenders, and the Collateral
Agent shall not be required to take any such action unless any indemnity which is required hereunder in respect of such action has been provided. Subject to Section 10.6 hereof, the Collateral Agent may rely on any such direction given to it by the Instructing Lenders and shall be fully protected, and shall under no circumstances (absent the gross negligence and willful misconduct of the Collateral Agent) be liable to the Company, any holder of any Obligations or any other person for taking or refraining from taking action in accordance therewith. Absent written instructions from the Instructing Lenders
(i) at a time when a Notice of Event of Default shall be outstanding or (ii) in the case of an emergency in order to protect any of the Collateral, the Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Security Documents or any of them or otherwise as it shall deem to be in the best interests of the Subject Lenders. Except as otherwise provided herein, in the absence of written instructions (which may relate to the exercise of specific remedies
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
or to the exercise of remedies in general) from the Instructing
Lenders, the Collateral Agent shall not exercise remedies available to it under any Security Documents with respect to the Collateral or any part thereof.

(c) CIT Intercreditor Agreement. Each of the Subject Lenders hereby authorizes the Collateral Agent to execute on its behalf the Intercreditor Agreement dated July 28, 1994, with The CIT
Group/Commercial Services, Inc.

10.5   Proceeds Received Under Security Documents.

(a) Net Proceeds Distribution Account. The Collateral Agent shall deposit all amounts received by it in its capacity as Collateral Agent including, without limitation, all Net Disposal Proceeds of any of the Collateral or other assets of the Company and any of its Subsidiaries into the Net Proceeds Distribution Account.

(b)  Allocation of Proceeds.

(i) General Rule. All amounts owing with respect to the Obligations shall be secured by the Collateral, without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable, all in accordance with the priorities established in this Section 10.5(b).

(ii) Application of Proceeds Generally. If the Collateral Agent receives any cash amounts as proceeds of or otherwise constituting the Collateral (which amounts, under the terms of any of the Security Documents, are to be applied to any of the Obligations), including without limitation any Net Disposal Proceeds received by the Collateral Agent in connection with Relevant Disposals of any of the Collateral and, if applicable, any sum received by the Collateral Agent pursuant to Section 507(b) of the Bankruptcy Code in any bankruptcy case in which the Company is a debtor, such cash amounts shall be applied:

1. first, equally and ratably to reimburse the Subject Lenders for any amounts paid by the Subject Lenders pursuant to Section 10.6(j) and, to the extent permitted by the terms of the Subject Facility
Documents, for any reasonable and documented out of pocket costs and expenses (including legal fees and disbursements) incurred by any Subject Lenders in connection with the enforcement of or preservation of its rights under the Subject Facility Documents after the occurrence and during the continuance of an Event of Default, according to the aggregate unreimbursed amounts thereof paid by each Subject Lender on the time of such distribution;

2. second, equally and ratably to all amounts of interest, including amounts payable under Section 2.5(b), outstanding which constitute Obligations according to the aggregate amounts thereof due and payable to each Subject Lender on the date of such distribution;
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
3. third, subject to the provisions of Section 9.4 hereof, equally and ratably to reduce each Subject Lender's Subject Facility Outstandings; provided, however, that each Subject Lender agrees to apply such amounts received by it as follows:

A. first, to reduce any Fixed Amount Subject Facilities provided by such Subject Lender to any Subject Company;

B. second, to reduce any Variable Amount Subject Facilities provided by such Subject Lender to any Subject Company, with a corresponding reduction in the amount of such Subject Lender's commitment to make loans under such Variable Amount Subject Facilities;

C. third, after all of the Subject Facility Outstandings under each Variable Amount Subject Facility and each Fixed Amount Subject Facility provided to any Subject Company have been paid in full, to the Override Agent for deposit in such Subject Lender's Contingent Facility Distribution Account to be held in accordance with Section 3.2(a) hereof; and

D. fourth, after payment of and provision for all of the Obligations, to the Company or to whomever else the Collateral Agent may be required to pay by applicable law.

(iii) Basis for Determination of Pro Rata. For the purposes of Section 10.5(b) of this Agreement, any pro rata allocation to the Obligations shall be based upon the ratio of the principal amount of the relevant Subject Lender's Subject Facility Maximum Exposure to the Total
Subject Facility Maximum Exposure, with the amount of each of the relevant Subject Facility Maximum Exposure and Total Subject
Facility Maximum Exposure to be determined initially as of the Effective Date. Such ratio shall be subject to adjustment from time to time to reflect any changes in any Subject Lender Maximum
Exposure as a result of payments to such lenders, as provided in this Agreement.

10.6   Concerning the Collateral Agent.

(a) Appointment of Collateral Agent. Each of the Subject Lenders and the Override Agent, hereby appoints The First National Bank of
Boston to act as collateral agent (in such capacity the "Collateral Agent") pursuant to the terms of this Agreement and the Security Documents. The relationship between the Collateral Agent and the holders of the Obligation is and shall be that of agent and principal only, and nothing contained in this Agreement or in any of the Subject Facility Documents shall be construed to constitute the Collateral Agent as a trustee for any such holder.
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
(b) Limitations on Responsibility of Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Security Document. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, as to the title of the Company or any of its Subsidiaries to the Collateral, as to the security afforded by this Agreement or any Security Document or, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any Security Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Company or any of its Subsidiaries or to the holders of any of the Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be responsible for any loss suffered with respect to any investment permitted to be made under this Agreement and shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent may be liable for losses due to its willful misconduct or gross negligence. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Company or any of its Subsidiaries of any of the covenants or agreements contained herein or under any of the Security Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement or any Security Document except for such person's own gross negligence or willful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any notice given by the Instructing Lenders pursuant to the terms of this Agreement even if, at the time such action is taken by any such person, the Instructing Lenders or person purporting to be acting on behalf of the Instructing Lenders is not entitled to give such notice, except where the account officer of the Collateral Agent acting upon the Company's account has actual knowledge that the Instructing
Lenders or person purporting to be the Instructing Lenders is not entitled to give such notice. The Collateral Agent may execute any of the powers granted under this Agreement or any of the Security Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.
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
(c) Reliance by Collateral Agent, etc. Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon. The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The
Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder, or any of the Collateral from any court of competent jurisdiction.

(d) Resolutions, etc. The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.

(e) Events of Default. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral
Agent shall have received a Notice of Event of Default.  The
Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a Notice of Event of Default to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation, absent written instructions from the Instructing Lenders, to take or omit to take any action with respect to such Notice of Event of Default.

(f) No Obligation to Act. If the Collateral Agent has been requested by the Instructing Lenders to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless, if so requested by the Collateral Agent, it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

(g) Disputes. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.
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(h)  Resignation of the Collateral Agent.  The Collateral Agent may at
any time resign by giving 30 days prior written notice thereof to each Subject Lender and the Company, provided that no resignation shall be effective until a successor for the Collateral Agent is appointed. Upon such resignation, the Instructing Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral
Agent shall have been so appointed by the Instructing Lenders and shall have accepted such appointment within 60 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Subject Lenders, appoint a successor Collateral Agent, which shall be a domestic financial institution having a long-term bank deposit rating of not less than "A" if rated by Standard & Poor's Corporation or Moody's Investors
Services, Inc. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral
Agent's resignation, the provisions of this Agreement and the Security Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

(i) Expenses and Indemnification by the Company. By countersigning this Agreement, the Company agrees (i) to reimburse the Collateral
Agent, on demand, for any reasonable and documented expenses incurred by the Collateral Agent, including reasonable counsel fees and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any Security Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Subject Lenders hereunder or under the Security Documents, (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by them under this Agreement or any Security Document; provided that the Company shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final nonappealable order of a court of competent jurisdiction, (iii) to indemnify and hold harmless the Collateral Agent, on demand, from and against any and all liabilities which may be imposed on or incurred by the Collateral
Agent (in its capacity as Collateral Agent) for the net amount of taxes (after taking into account any deduction, credit or other tax
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
reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Agent would not otherwise be subject to tax except by reason of its acting under this Agreement or the Security Documents (directly or through agents);
provided that such indemnification for taxes (A) shall apply only in respect of taxes attributable to the performance of the Collateral
Agent's obligations hereunder and only to the extent of income earned by the Collateral Agent hereunder, and (B) cover any federal, state, local or other taxes imposed upon the Collateral Agent that is submitted to the Company with respect to the amount of such expenses and containing a basic description thereof and/or the amount of its indemnification obligation shall be prima facie evidence of the amount thereof owing to the Collateral Agent.

(j) Expenses and Indemnification by Subject Lenders. Each of the
Subject Lenders severally agree (i) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share, for any expenses referred to in Section 10.6(i) which shall not have been reimbursed or paid by the Company or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in Section 10.6(i) to the extent the same shall not have been reimbursed by the Company or paid from the proceeds of Collateral as provided herein; provided that no Lender shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral
Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction.

10.7   Certain Intercreditor Arrangements.

(a) Turnover of Collateral. If any Subject Lender acquires custody, control or possession of any Collateral or proceeds therefrom, other than pursuant to the terms of this Agreement, such Subject Lender shall promptly cause such Collateral or proceeds to be delivered to or put in the custody, possession or control of the Collateral Agent or, if the Collateral Agent shall so designate, an agent of the Collateral Agent (which agent may be a branch or affiliate of the Collateral
Agent or any Subject Lender) in the same form of payment received, with appropriate endorsements, in the country in which such Collateral is held for distribution in accordance with the provisions of
Section 10.5(b). Until such time as the provisions of the immediately preceding sentence have been complied with, such Subject Lender shall be deemed to hold such Collateral and proceeds in trust for the Collateral Agent.

(b) Setoffs. If any Subject Lender exercises any right of setoff, banker's lien or similar right with respect to any Collateral for payment of any Obligations, each of the Subject Lenders agrees with each other Subject Lender that (i) if an amount to be set off
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
is to be applied to Indebtedness of the Company to such Subject
Lender, other than Indebtedness under the relevant Subject Facility and other than Indebtedness of the Company with respect to cash management services provided to the Company by such Subject
Lender, such amount shall be applied ratably to such other
Indebtedness and to the Indebtedness under the relevant Subject Facility, and (ii) if such Subject Lender shall receive from the Company, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of that claim under the relevant Subject Facility by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations held by such Subject Lender any amount from the Collateral in excess of its ratable portion of the payments received by the other Subject Lender with respect to the Obligations held by all of the Subject Lenders as contemplated by this Agreement, such Subject Lender will make such disposition and arrangements with the other Subject Lender with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Subject Lender receiving in respect of the Obligations held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Subject Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

10.8   Release or Subordination of Collateral; Freedom to Deal.

(a) Release of Collateral.  The Collateral Agent is hereby authorized,
(i) to release any Collateral and to provide such releases and termination statements with respect to any Collateral in connection with any Relevant Disposal so long as (A) the Collateral Agent obtains a perfected security interest in any noncash proceeds of such sale, exchange or other disposition and (B) any Net Disposal Proceeds (less any deduction permitted by Section 6.19) of such sale, exchange or other disposition are paid in accordance with Section 9.2; and (ii) subject to Section 16.4 hereof, upon the receipt of instructions from the Instructing Lenders to otherwise release any Collateral and to provide termination statements with respect to any Collateral. The Company shall not be required to pay any release or similar fee or charge in connection with any such release of Collateral except for actual costs incurred by the Override Agent in connection therewith (including reasonable attorneys' fees).

(b)  Subordination of Lien.  Subject to Section 16.4 hereof, the
Collateral Agent shall, on the written instructions of the Instructing Lenders, subordinate by written instrument the lien on all or any portion of the Collateral to any other lender extending to the Company Indebtedness permitted by the terms hereof.

(c) Legally Required Releases. Whether or not so instructed by the Instructing Lenders, the Collateral Agent may release any Collateral and may provide any release,
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
termination statement or instrument of subordination required by order of a court of competent jurisdiction or otherwise required by applicable law.

10.9 Enforcement. At any time when a Notice of Event of Default shall have been given and shall have been outstanding, the Collateral Agent shall, in accordance with Section 10.4(b) and the other provisions of this Agreement and the Security Documents, act in accordance with the written instructions received from the Instructing Lenders to exercise any and all rights, powers and remedies as shall be available to it under the Security Documents.

10.10 Collateral Agent as Agent and Lender. In its individual capacity and in its capacity as Collateral Agent, The First National Bank of Boston shall have the same obligations and the same rights, powers and privileges as it would have had were it not also the Collateral Agent.

10.11 Termination. Upon (i) receipt by the Collateral Agent from the Override Agent of notice stating that either (A) the Obligations have been paid in full in cash and the Company has satisfied all of its Obligations pursuant to Section 2.4(a) hereof or (B) the Total Subject Facility Outstandings otherwise no longer constitute Obligations under the Security Documents and (ii) payment in full in cash of all amounts payable to the Collateral Agent pursuant to Section 10.6(i), any remaining liens created by the Security Documents shall terminate forthwith and all right, title and interest in the Collateral shall revert to the Company and its successors and assigns. Unless the liens created by the Security Documents are terminated in accordance with the preceding sentence or released in accordance with Section 10.8(a) or (c), the Collateral Agent shall continue to have a security interest in the Collateral and shall retain all of its rights with respect to the Collateral granted to it in the Security Documents.

(a) Actions of Collateral Agent. Upon the termination of the Collateral Agent's liens and the release of the Collateral in accordance with this Section 10.11 the Collateral Agent will promptly at the Company's written request and expense, (i) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Company or any of its Subsidiaries all property of the Company constituting Collateral and then held by Collateral Agent or any agent thereof.

(b) Insolvency of the Company. If at any time any payment made or value received with respect to the Obligations is rescinded or must otherwise be returned by the Override Agent or any Subject Lender upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received, to the extent previously terminated, the liens in the Collateral created by the Security Documents in favor of the Collateral Agent and the Subject Lenders and the rights
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
of the Subject Lenders to act as Instructing Lenders and to receive amounts pursuant to this Agreement shall be reinstated.

(c) Survival of Agreement. Notwithstanding any termination of liens and release of Collateral, Sections 10.6(i) and 10.6(j) of this Agreement shall survive, and remain operative and in full force and effect.

                                            11 - RESTRUCTURING FEE

In addition to any other amounts payable by the Company hereunder, the Company shall pay to the Override Agent for distribution to the Subject Lenders on a pro rata basis in accordance with the Subject Lender Maximum Exposure of each Subject Lender in relation to the Total Subject Facility Maximum Exposure, in each case as of the Relevant Time, a restructuring fee (the "Restructuring Fee") equal to three and one half of one percent (3-1/2%) of the Total Subject Facility Maximum Exposure which fee shall be due and accrue as of the Effective Date. The Restructuring Fee shall be payable in two installments. The first installment in an amount equal to one and one quarter of one percent (1-1/4%) of the Total Subject Facility
Maximum Exposure as of the Relevant Time shall be payable on the Effective Date. The second installment in an amount equal to two and one quarter of one percent (2-1/4%) of the Total Subject Facility Maximum Exposure as of the Relevant Time shall be payable on the Override Termination Date.

                                      12 - AGENCY FEE, COSTS AND EXPENSES

12.1 Agency Fees. The Company shall pay, or cause to be paid, to the Override Agent in arrears a fee of $20,000 per month and to the FAC Collateral Agent a fee of $6,000 for the period beginning on the Effective Date and ending on June 30, 1995.

12.2   General Costs.

(a) The Company shall forthwith pay to the Override Agent on demand accompanied by appropriate supporting documentation the amount of all reasonable costs and expenses (including the reasonable fees, expenses and disbursements of legal counsel to the Override Agent, legal counsel to the Subject Lenders as a group and a financial advisor to the Subject Lenders) incurred by the Override Agent or the Subject Lenders in connection with the negotiation, preparation, execution, administration or interpretation of the Override Documents, any Override Document executed after the date hereof, any other matter arising out of or in connection with any Override Document or the completion of the transactions therein contemplated, and any amendment, waiver, consent or suspension of rights relating to any Override Document. The Company has, prior to the date hereof, deposited with the Override Agent $400,000 from which such fees and expenses shall be paid and from time to time shall deposit additional funds with the Override Agent at the Override Agent's request to replace funds disbursed to pay such fees and expenses.
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
(b) In accordance with the terms of the relevant Subject Facility Documents, the Company shall reimburse each Subject Agent on the date hereof for all reasonable out-of-pocket fees (including the reasonable fees, expenses and disbursements of legal counsel) in connection with the performance by any Subject Agent of its obligations as agent under the relevant Subject Facility Document.

(c) The Company shall on the date hereof reimburse each Subject Lender for the reasonable out-of-pocket expenses for legal counsel incurred by each Subject Lender in connection with the negotiation, documentation and execution of the Override Documents to the extent such expenses have not been previously paid by the Company in an amount not to exceed $7,500 with respect to each Subject Lender.

(d) The Company shall on the date hereof reimburse each Subject Lender for all reasonable out-of-pocket costs and expense incurred by each Subject Lender for air travel, accommodations and related expenses in an amount not to exceed for any Subject Lender actual transportation costs plus a per diem rate of $175.00 per person.

12.3 Enforcement Costs. The Company shall forthwith on demand pay to (i) the Override Agent for the account of the Override Agent and the other Beneficiaries and (ii) the FAC Collateral Agent for the account of the FAC Collateral Agent and the FAC Subject Lenders the amount of all reasonable costs and expenses (including reasonable attorneys' fees) properly incurred:

(a) by any of them in connection with the enforcement or the preservation of any of the rights of the Beneficiaries under any Override Document or the FAC Security Documents after the occurrence and during the continuance of an Event of Default or a FAC Event of Default, as the case may be;

(b) by any of them in investigating any possible Potential Event of Default or Event of Default; or

(c) by the FAC Collateral Agent in investigating any possible FAC
Event of Default.

12.4 Stamp Duty and Registration Taxes. The Company shall pay or shall procure the payment of all stamp, registration and other taxes to which any Override Document or FAC Security Document or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Override
Agent or the FAC Collateral Agent, indemnify the Beneficiaries or the FAC Subject Lenders, as the case may be, against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.
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
12.5 Lender's Contributions. If the Company fails to perform any of its obligations under this Section 12, each Subject Lender shall, in the proportion borne by its Subject Facility Outstandings to the Total Subject Facilities Outstanding for all Subject Lenders for the time being, indemnify the Override Agent against any loss incurred by it as a result of such failure and the Company shall forthwith reimburse each Subject Lender for any payment made by it pursuant to this
Section 12.

                                               13 - INDEMNITIES

13.1   Indemnities.  The Company undertakes without limitation to:

(a) indemnify each of the Beneficiaries against any loss or reasonable expense, including legal fees, which any of them may sustain or incur as a consequence of (i) any Event of Default by the Company under any of the Override Documents and (ii) any FAC Event of Default by FAC under any of the FAC Security Documents;

(b) indemnify the Override Agent against any loss it may suffer as a result of its entering into, or performing, any foreign exchange contract in connection with any of the Override Documents other than where such loss arises as a result of the gross negligence or willful misconduct of the Override Agent; and

(c) indemnify each of the Beneficiaries against any loss, claim, damage or expense, including reasonable legal fees, arising from legal or similar proceedings arising out of or in connection with the involvement of the Beneficiaries or any of them with any of the Override Documents or the FAC Security Documents or the transactions contemplated thereby (whether or not such proceedings are instituted by any Subject Company or on their behalf); provided that this indemnity shall not extend to a Beneficiary to the extent that any such loss, claim, damage or expense arises as a result of its own gross negligence or willful misconduct or the breach by it of any of the terms of any Override Document, any FAC Security Documents or any Subject Facility Document.

                                            14 - AGENCY PROVISIONS

14.1 Appointment of Override Agent. Each of the Subject Agents and the Subject Lenders hereby appoints the Override Agent to act as its agent in connection with the Override Documents and irrevocably authorizes the Override Agent to exercise such rights, powers and discretions as are specifically delegated to such Override Agent by the terms hereof together with all such rights, powers and discretions as are reasonably incidental thereto.
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
14.2   Assumptions.  The Override Agent may:

(a) assume that:

(i) any representation made by any Subject Company in connection with the Override Documents is true;

(ii) no event which is or may become any of those events specified in
Section 8.1 has occurred; and

(iii) each Subject Company is not in breach of or default under its obligations hereunder or under any of the Override Documents;

unless it has actual knowledge or actual notice to the contrary and the Override Agent shall not be deemed to have such knowledge or notice unless it has received written notice from a Beneficiary or a Subject Company, stating that it is a notice of default and identifies the potential event that has occurred;

(b) assume that the Facility Office (or, as the case may be, each Facility Office) of each Beneficiary is that identified on Schedule VI until it has received from such Subject Lender a notice designating some other office of such Subject Lender to replace any such Facility Office and act upon any such notice until the same is superseded by a further such notice;

(c) engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

(d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Subject Company upon a certificate signed by or on behalf of such Subject Company;

(e) rely upon any communication or document believed by it to be genuine;

(f) refrain from exercising any right, power or discretion vested in it as agent or, as the case may be, as trustee under any of the Override Documents unless and until instructed by the Instructing Lenders or (where expressly required under the Override Documents) by all of the Subject Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

(g) refrain from acting in accordance with any instructions of the Instructing Lenders to begin any legal action or proceeding arising out of or in connection with any of the Override Documents until it shall have received such security as it may require
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
(whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions.

14.3   Obligations of Override Agent.  The Override Agent shall:

(a) promptly inform each Subject Lender and each of the Subject Agents of the contents of any material notice or document received by it from any Subject Company pursuant to the provisions hereof if such notice or document is not required by the terms of this Agreement to be sent directly to such Subject Lender;

(b) promptly notify each Subject Lender and each Subject Agent of the occurrence of any of those events specified in Section 8.1 or any default by any Subject Company in the due performance of or compliance with its obligations under any of the Override Documents of which the Override Agent has actual knowledge or actual notice;

(c) except as otherwise provided herein, act as agent under the Override Documents in accordance with any instructions given to it by the Instructing Lenders, which instructions shall be binding on the other Beneficiaries; and

(d) if so instructed by the Instructing Lenders, refrain from exercising any right, power or discretion vested in it as agent hereunder.

14.4 No Inquiries. Notwithstanding anything to the contrary expressed or implied herein, the Override Agent shall not:

(a) be bound to inquire as to:

(i) whether or not any representation made by any Subject Company in connection with the Override Documents is true;

(ii) the occurrence of any event which is or may become an Event of Default;

(iii) the performance by any Subject Company of its obligations under any of the Override Documents; or

(iv) any breach of or default by any Subject Company of its obligations under any of the Override Documents;

(b) be bound to account to any other Beneficiaries for any sum or the profit element of any sum received by it for its own account;

(c) be bound to disclose to any other person any information relating to any Subject Company if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

(d) be under any obligations other than those for which express provision is made herein;

(e) be liable to any person in respect of any exercise of discretion under or in connection with any of the Override Documents otherwise than by reason of its own gross negligence or willful misconduct in acting in its capacity as agent under the Override Documents; or

(f) be under any duty whether initially or on a continuing basis to provide any Subject Lender with any credit or other information concerning the financial condition or affairs of any Subject Company whether coming into its possession before, on or after the date hereof.

14.5 Indemnification. Each Subject Lender shall, from time to time on demand by the Override Agent, indemnify the Override Agent in the proportion its Subject Facility Outstandings bear to the Total Subject Facility Outstandings at the time of such demand (or, if the Total Subject Outstandings has then been repaid in full, immediately prior to the final repayment thereof) against any and all costs, claims, expenses (including legal fees) and liabilities which the Override
Agent may incur, otherwise than by reason of its own gross negligence or willful misconduct in acting in its capacity as agent under or in connection with the Override Documents.

14.6 Accuracy of Information. The Override Agent accepts no responsibility for the accuracy and/or completeness of any information supplied by any Subject Company in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any Override Document and the Override Agent shall not be under any liability as a result of taking or omitting to take any action in relation to any Override Document, except in the case of its gross negligence or willful misconduct.

14.7 No Claims. Each of the Beneficiaries agrees that it will not assert or seek to assert against any director, officer or employee of the Override Agent any claim it might have against any of them in respect of the matters referred to in Section 14.6.

14.8 Other Business. The Override Agent or any of its affiliates may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Subject Company.

14.9 Resignation. The Override Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto; provided that no such
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
resignation shall be effective until a successor for the Override Agent is appointed in accordance with the succeeding provisions of this
Section 14.

14.10 Appointment of Successor. If the Override Agent gives notice of its resignation pursuant to Section 14.9, then the Instructing Lenders shall have the right to appoint a successor to such Override Agent (provided that such successor must be a domestic Subject
Lender) following consultation with the Company during the period of any such notice but, if no such successor is so appointed, the Override Agent may appoint such a successor itself, which shall be a financial institution having a long-term bank deposit rating of not less than "A" if rated by Standard & Poor's Corporation or Moody's Investors Services, Inc. Upon the acceptance of any appointment as Override Agent hereunder by a successor Override Agent, such successor Override Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Override Agent, and the retiring Override Agent shall be discharged from its duties and obligations hereunder. After any retiring Override Agent's resignation, the provisions of this Agreement and the Security Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting a Override Agent.

14.11 Discharge. If a successor to the Override Agent is appointed under the provisions of Section 14, then (a) the retiring Override
Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Section 14 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

14.12 Financial Evaluation. It is understood and agreed by each Beneficiary that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, credit worthiness, condition, affairs, status and nature of the Subject Companies and, accordingly, each Beneficiary warrants to the Override Agent that it has not relied and will not hereafter rely on the Override Agent:

(a) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Subject Company in connection with any of the Override Documents or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Beneficiary by the Override Agent); or

(b) to assess or keep under review on its behalf the financial condition, credit worthiness, condition, affairs, status or nature of the Subject Companies.
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                                        15 - ASSIGNMENTS AND TRANSFERS

15.1 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and with respect to the payment of the Scaffolding Allocation under Sections 9.2(b) and (e) and 9.4, Continental Bank as collateral agent under the Continental Synthetic Leases shall be a third party beneficiary of this Agreement.

15.2   Assignments and Transfers by the Subject Companies. No
Subject Company shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

15.3 Assignments and Transfers by the Subject Lenders. Each Subject Lender may, after providing five (5) business days prior written notice to the Override Agent, at any time assign or transfer any of its rights and/or obligations under the Subject Facility Documents in accordance with the provisions thereof to another bank or financial institution. Any such assignment or transfer will be effective only if the transferee becomes a Subject Lender hereunder and undertakes to be bound by the terms of the Override Documents by execution of a document reasonably satisfactory to the Override Agent.

                                          16 - AMENDMENTS AND WAIVERS

16.1 Amendments by Override Agent. The Override Agent may agree with the Company to any amendment to or modification of any provision of any of the Override Documents which is necessary to correct a manifest error.

16.2   Amendments and Waivers by Instructing Lenders.  Subject to
Section 16.4 and Section 19.7 or unless provided to the contrary by any other provision of any of the Override Documents, any provision of any of the Override Documents other than the provisions of Section 19 may be amended, waived or varied with the agreement of the Company and the Instructing Lenders and the Instructing Lenders may otherwise grant any consent under or with respect to any of the Override Documents other than the provisions of Section 19.

16.3 Binding on all Parties. Any amendment, waiver, variation or consent effected pursuant to and in accordance with the terms of this Agreement shall be binding on each of the Beneficiaries and each Subject Company upon written notification thereof to such persons.
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16.4   Unanimous Consent

(a) An amendment, waiver, variation or consent which relates to:

(i) the definition of "Instructing Lenders" in Section 1.1;

(ii) [INFORMATION IS SUBJECT TO CONFIDENTIAL
TREATMENT REQUEST.]

(iii) [INFORMATION IS SUBJECT TO CONFIDENTIAL
TREATMENT REQUEST.]

(iv)  [INFORMATION IS SUBJECT TO CONFIDENTIAL
TREATMENT REQUEST.]

(v) except as provided in Section 10.8(a)(i) the release of Collateral with an aggregate value in excess of $5,000,000, as determined by the Override Agent;

(vi) the subordination of the Collateral Agent's lien on all or any portion of the Collateral to other liens or encumbrances securing
Indebtedness in excess of $5,000,000 in the aggregate; or

(vii)  this Section 16

may not be effected without the consent of each Beneficiary.

(b) An amendment or waiver which relates to the rights and/or obligations of the Override Agent may not be made without its consent.

(c) This Section 16.4 does not apply to any amendment, waiver, variation or consent related to Section 19.

16.5   Waivers and Remedies Cumulative.  The rights of each
Beneficiary under the Override Documents:

(a) may be exercised as often as necessary;

(b) are cumulative and not exclusive of its rights under the general law; and

(c) may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.
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
                             17 - MISCELLANEOUS

17.1 Currency of Account and Payment. The dollar is the currency of account and payment for each and every sum at any time due from any of the Subject Companies hereunder; provided that:

(a) each repayment of any of Subject Liabilities or a part thereof shall be made in the currency in which the relevant obligation is denominated at the time of that repayment;

(b) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

(c) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

 (d) any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

17.2 Currency Indemnity. If any sum due from any of the Subject Companies under any of the Override Documents or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against such Subject Company, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto or thereto, the Company and such Subject Company shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

17.3 Payment Accounts. On each date on which any of the Override Documents requires an amount to be paid by any of the Subject Companies or any of the Subject Lenders hereunder, such Subject Company or, as the case may be, such Subject Lender shall make the same available to the Override Agent:

(a) where such amount is denominated in dollars, by payment in dollars and in same day funds to the Override Agent's account number 285-5485 (Attention: The Loan Department, Donna Tuggle) with The First National Bank of Boston (or such other account or bank as the Override Agent may have specified for this purpose); or
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
(b) where such amount is denominated in any other currency, by payment in such other currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial center of the country of such other currency as the Override Agent shall have specified for this purpose.

17.4 Alternative Arrangements. If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any of the Subject Companies to make any payments under any of the Override Documents in the manner specified in Section 17.3, then such Subject Company may agree with the Override Agent to alternative arrangements for the payment direct to any Subject Lender of amounts due to such Subject Lender under any of the Override Documents; provided that, in the absence of any such agreement, such Subject Company shall be obliged to make all payments due to the Override Agent in the manner specified herein.

17.5   No Set-Off or Counterclaim.

(a) All payments required to be made by any of the Subject Companies hereunder shall be calculated without reference to any set-off, counterclaim or taxes and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim or taxes.

(b) So long as no Potential Default or Event of Default has occurred, each of the Collateral Agent, the Override Agent, the FAC Collateral Agent, the Subject Lenders and the Subject Agents will not exercise any and all set-off and similar rights and remedies with respect to all amounts at any time remaining in either the Contingent Facility Distribution Account or, the Net Proceeds Estimated Cost Account and payable or returnable to any of the Subject Companies.

17.6 Suspense Accounts. All moneys received or recovered by a Beneficiary may in that Beneficiary's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Beneficiary thinks fit pending the application from time to time (as such Beneficiary may think fit) of such moneys in or towards the payment and discharge of any amounts owing by any of the Subject Companies to such Beneficiary hereunder.

17.7 Non-receipt. Where a sum is to be paid hereunder to the Override Agent for account of another person, the Override Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Override Agent together with an amount sufficient to indemnify the Override Agent against any cost or
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
loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

17.8 Set-Off. Subject to the terms and conditions of Section 2.3(c) and Section 17.5 of this Agreement, the Company and each of the other Subject Companies which are not Restricted Subsidiaries as defined in the Senior Notes authorizes each of the Beneficiaries to apply any credit balance to which such Subject Company is entitled on any account of such Subject Company with that Beneficiary in satisfaction of any sum due and payable from such Subject Company to all Beneficiaries under any of the Override Documents; for this purpose, each Beneficiary is authorized to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Beneficiary shall be obliged to exercise any right given to it by this Section 17.8.

17.9   Calculations and Evidence of Debt.

(a) Returns payable hereunder or calculated hereunder shall accrue from day to day and be calculated on the basis of a year of 360 days and the actual number of days elapsed.

(b) Each Subject Lender, shall maintain in accordance with its usual practice accounts evidencing from time to time amounts lent by and owing to it under the Subject Facilities.

(c) The Override Agent shall maintain books and records in connection with its duties hereunder.

(d) In any legal action or proceeding arising out of or in connection with any of the Override Documents, the entries made in the accounts maintained pursuant to Section 17.9(c) shall be prima facie evidence of the existence and amounts of the obligations of the Subject
Companies therein recorded.

(e) A certificate of the Override Agent as to the amount at any time due from or to any of the parties under any of the Override
Documents shall be prima facie evidence as to such amounts due for the purposes of the Override Documents.

17.10 Partial Invalidity. If, at any time, any provision of any Override Document is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality or validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law or any other jurisdiction shall in any way be affected or impaired thereby.
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
17.11 Giving of Notices. All notices or other communications under or in connection with any Override Document shall be given in writing or by facsimile (followed by a writing). Any such notice will be deemed to be given as follows:

(a) if in writing, when delivered; and

(b)  if by facsimile, when received.

However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

17.12    Addresses for Notices.

(a) For all notices under or in connection with the Override
Documents:

(i) the address and facsimile number of the Company are:

Figgie International Inc.
4420 Sherwin Road
Willoughby, Ohio  44094
Attention:  Steven L. Siemborski,
Senior Vice President and
Chief Financial Officer
Facsimile Number:  216-951-1724

with a copy to:

Figgie International Inc.
4420 Sherwin Road
Willoughby, Ohio 44094
Attention:  Luther A. Harthun
Senior Vice President - International,
General Counsel and Secretary

with a copy to:

Calfee, Halter & Griswold
800 Superior Avenue, Suite 1800
Cleveland, Ohio 44114
Attention:  Lawrence N. Schultz, Esquire
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
(ii) the address and facsimile number of the Override Agent are:

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110
Attention:  Gregory R.D. Clark, Vice President
Facsimile Number:  617-434-1508

(b) The address and facsimile number of each party (other than an Override Agent) for all notices under or in connection with the Override Documents are:

(i) those notified by the party for this purpose to the Override Agent on or before the date it becomes a party; or

(ii) any other notified by that party for this purpose to the Override Agent by not less than five (5) business days' notice.

17.13 Counterparts. Each Override Document may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all executed counterparts shall together constitute one and the same instrument.

17.14 Several Obligations. The obligations of each Subject Lender under each of the Override Documents are several. The failure by a Subject Lender to perform its obligations under any of the Override Documents shall not affect the obligations of any Subject Company or other Subject Lender towards any other party hereto nor shall any other party be liable for the failure by such Subject Lender to perform its obligations under the relevant Override Document.

                                           18 - LAW AND JURISDICTION

18.1 Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18.2   Jurisdiction.

(a) The Company, for itself and each of the Subject Companies, and each of the other parties hereto irrevocably agree for the benefit of each of the Beneficiaries that the courts of the State of New York and the courts of the United States in New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with any of the Override Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.
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
(b) The Company, for itself and for each of the Subject Companies, irrevocably waives any objection which it might now or hereafter have to the courts referred to in Sections 18.2(a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with any of the Override Documents and agrees not to claim that any such court is not a convenient or appropriate forum.

(c) The Company, for itself and for each of the Subject Companies, agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in New York to the Company at its address set forth in Section 17.13 or other registered office for the time being and the Company agrees to accept service of such suit, action or proceeding.

(e) The submission to the jurisdiction of the courts referred to in
Section 18.2(a) shall not (and shall not be construed so as to) limit the right of the Beneficiaries or any of them to take proceedings against any of the Subject Companies in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(f) The Company, for itself and for each of the Subject Companies, hereby consents generally in respect of any legal action or proceeding arising out of or in connection with the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

(g) To the extent that any of the Subject Companies may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company on behalf of such Subject Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction and, in particular, to the intent that in any proceedings taken in the United States the foregoing waiver of immunity shall have effect under and be construed in accordance with the United States Foreign Sovereign
Immunities Act of 1976.

18.3   WAIVER OF JURY TRIAL.  THE COMPANY, FOR
ITSELF AND FOR EACH OF THE SUBJECT COMPANIES,
AND EACH OF THE OTHER PARTIES HERETO HEREBY
IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY
IN ANY ACTION PROCEEDING OR COUNTERCLAIM
(WHETHER BASED ON CONTRACT, TORT OR
OTHERWISE) ARISING OUT OF OR  RELATING TO ANY
OF THE OVERRIDE DOCUMENTS OR THE ACTIONS

OF THE OVERRIDE AGENT OR ANY SUBJECT LENDER
IN THE NEGOTIATION, ADMINISTRATION,
PERFORMANCE OR ENFORCEMENT HEREOF OR
THEREOF.
                                19 - ADDITIONAL PROVISIONS APPLICABLE SOLELY TO
FAC
                                 SUBJECT LENDERS, FAC AND THE FAC SUBSIDIARIES

19.1   General Provisions.

(a) Grant of Liens. In consideration of the financial accommodations provided to FAC under the FAC Subject Facilities and this Agreement and to secure the payment and performance of the FAC Indebtedness and the Obligations to the FAC Subject Lenders, FAC and each FAC Subsidiary shall grant, pursuant to the FAC Security Documents to the FAC Collateral Agent for the benefit of the FAC Subject Lenders a security interest in and Lien upon the FAC Collateral, whether now owned or hereafter acquired by FAC or a FAC Subsidiary, which FAC Collateral constitutes substantially all of the assets and properties of FAC and each FAC Subsidiary. FAC and each FAC Subsidiary shall execute the FAC Security Documents to effectuate the grant of the Lien on the FAC Collateral.

(b)  Recourse of FAC Subject Lenders. Each of the FAC Subject
Lenders acknowledges and agrees that it shall only have recourse to the FAC Collateral through the FAC Collateral Agent in accordance with the provisions of the FAC Intercreditor
Agreement.

(c) Reaffirmation of Guarantees. The Company hereby reaffirms and ratifies its unconditional guarantee of the FAC Indebtedness pursuant to the various guarantees it has executed in favor of each of the FAC Subject Lenders. Subject to the provisions of Section 2 of this Agreement, no provision of this Agreement or of the FAC Security Documents shall amend, limit or alter the guarantees of the FAC Subject Facilities by the Company, which guarantees remain in full force and effect. The Company further agrees that any amount due a FAC Subject Lender hereunder, under the FAC Intercreditor Agreement or under the FAC Security Documents shall be additional FAC Indebtedness under any guarantee.

(d) Cross Default. Subject to the provisions of Section 2 hereof, FAC and the Company agree that the occurrence of an event of default under any of the FAC Subject Facilities shall constitute an event of default under each of the FAC Subject Facilities.

(e) Breakage Costs. On or before the Effective Date, the Company shall reimburse The Long Term Credit Bank of Japan for its documented breakage costs in the amount of approximately $55,000 (such amount to be determined as of the Effective Date) related to interest rate swaps or other contracts entered into before December 31, 1993 and incurred as a result of the conversion pursuant to this

Agreement from a fixed rate to a floating rate obligation.

(f) Controlling Provisions. In the event of any conflict between the provisions of this Section 19 and the other provisions of this Agreement, the provisions of this Section 19 shall be controlling.

(g) Release of FAC Liens. The FAC Subject Lenders shall release the FAC Liens on FAC Collateral in accordance with Section 7.04 of the FAC Intercreditor Agreement.

19.2   Representations and Warranties of FAC and the FAC
Subsidiaries.

Each of FAC and the FAC Subsidiaries hereby represents and warrants to each FAC Subject Lender as follows:

(a) Organization. FAC and each FAC Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Good Standing. FAC and each FAC Subsidiary is qualified to do business and in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its property or the conduct of its business requires such qualification, and where the failure to so qualify would have a material adverse effect on the business or assets of FAC and the FAC Subsidiaries taken as a whole.

(c) Power. FAC and each FAC Subsidiary has full corporate power and authority to own its property and assets and to carry on its business and operations as now being conducted and as presently contemplated, to execute, deliver and perform, as applicable, this Agreement and each of the FAC Security Documents to which it is or will be a party, to consummate this Agreement and to grant to the FAC Collateral Agent for the benefit of the FAC Subject
Lenders a perfected and continuing Lien on and security interests in the FAC Collateral as contemplated hereby pursuant to the FAC Security Documents.

(d) Authorization. The execution, delivery and performance of the FAC Security Documents and the grant of the FAC Liens pursuant to the FAC Security Documents to which it is a party have been duly authorized by all requisite corporate actions and will not (i) violate any provision of its certificate of incorporation or by-laws or any law or order, (ii) except as disclosed prior to the Effective Date violate any provisions of any material indenture, agreement, mortgage, contract or other instrument to which it is a party or by which it or any of its property is bound or result in a breach of or constitute a default or require any payment or prepayment under, any such material indenture, agreement, mortgage, contract or other instrument or (iii) result in the creation or imposition of any Lien, except those in favor of the FAC Collateral

Agent for the benefit of the FAC Subject Lenders as provided herein and in the FAC Security Documents to which it is a party.

(e) Enforceability. When executed and delivered, this Agreement and the FAC Security Documents will constitute the legal, valid and binding obligations of FAC and each FAC Subsidiary and are enforceable against FAC and each FAC Subsidiary, as the case may be, in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(f) Title. Except as disclosed prior to the Effective Date, FAC and each FAC Subsidiary has good and marketable title to, or valid leasehold interests in, and is or will be the lawful owner of the FAC Collateral, free and clear of all Liens, except FAC Liens securing the FAC Indebtedness and other Liens permitted hereunder or under the FAC Security Documents. The FAC Real Property and interests related thereto or arising therefrom constitutes all real property and interests in real property (other than security interests) owned by FAC or any FAC Subsidiary as of the Relevant Time.

(g) Agreements; Laws. Except as disclosed prior to the Effective Date, none of FAC or the FAC Subsidiaries is (i) a party to any agreement, indenture or instrument or (ii) subject to any corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which individually or in the aggregate materially and adversely affects the business, properties, assets, operations or condition (financial or otherwise) of FAC and the FAC Subsidiaries taken as a whole or its ability to perform its obligations under this Agreement or the FAC Security Documents to which it is or will be a party.

(h) Lien on Collateral. Except as disclosed prior to the Effective Date, upon taking possession of the notes and other instruments and the stock of each FAC Subsidiary and the timely recording of the FAC Mortgages and the filing of the FAC Financing Statements, the FAC Collateral Agent, for the benefit of the FAC Subject
Lenders, shall have a valid, perfected Lien on the FAC Collateral, free and clear of all Liens, except as may be expressly permitted hereunder or under the FAC Security Documents.

(i) Environmental Matters. Except as disclosed prior to the Effective Date, none of the FAC Real Property or any other real property operated by FAC or any FAC Subsidiary is subject to any litigation or proceeding arising out of any violation or asserted violation of any Environmental Law, the operations of FAC and each of the FAC Subsidiaries comply in all material respects with all Environmental Laws which violation would have a material adverse effect on the business, assets or financial condition of FAC and FAC Subsidiaries taken as a whole, none of the operations of FAC or any of the FAC Subsidiaries is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances, and neither FAC nor any of the FAC Subsidiaries has any material contingent liability in connection with any release of any Hazardous Substances.

(j) Subsidiaries.  The FAC Subsidiaries and the FAC Inactive
Subsidiaries are the only Subsidiaries in which FAC or any of its Subsidiaries has an equity interest.

(k) Projections. Based upon facts and circumstances known by FAC as of the Relevant Time, there are no statements or conclusions in any of the financial projections or budgets delivered by FAC hereunder which are based upon or include information known to FAC to be misleading or which fail to take into account material information regarding the matters reported therein.

(l) Disclosure. No representation or warranty made by FAC or any FAC Subsidiary in Section 19.2 of this Agreement or in any FAC Security Document or in any other document furnished from time to time in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading.

 19.3    Affirmative Covenants of FAC and the FAC Subsidiaries.

FAC and each of the FAC Subsidiaries hereby covenants and agrees with each FAC Subject Lender that at all times prior to the FAC Override Termination Date, unless the FAC Majority Lenders otherwise consent (in their sole and absolute discretion) in writing, each such entity shall:

(a) Existence. Taking into account the primary objective of liquidation of its loans and business operations, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and its material rights, licenses, permits and franchises, conduct and operate its business substantially in the manner in which it is presently conducted and operated and substantially in the manner that it contemplates that its business will be conducted and operated; at all times maintain, preserve and protect substantially all its property used or useful in the conduct of its business whether owned in fee or otherwise, and keep the same in good repair, working order and condition (fire or other casualty, eminent domain or similar proceeding and normal wear and tear excepted), and from time to time make or cause to be made, all needed repairs, renewals and replacements thereto so that the business carried on in connection therewith may be properly conducted at all times.

(b) Insurance. Maintain or cause to be maintained insurance for FAC and each FAC Subsidiary in accordance with Section 6.7 hereof and name the FAC Collateral Agent as an additional insured or loss payee on each such insurance policy maintained by the Company, FAC or any FAC Subsidiary.

(c) Financial Statements, Reports etc. In addition to the financial information to be provided under Section 6.13, in the case of FAC and the FAC Subsidiaries, furnish to each FAC Subject Lender:

(i) as soon as practicable but in any case within 60 days after the end of each calendar quarter of each fiscal year, a balance sheet and related statements of operations and changes in cash flow in form and substance previously provided to the FAC Collateral
Agent, showing the financial condition of FAC as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its financial officers as fairly presenting the financial condition and results of operations of FAC (with due reliance upon financial statements provided by the management company of each FAC Subsidiary) consistently applied with prior practice and with such changes to GAAP as may be concurred with by the Company's independent public accountants, subject to normal year-end audit adjustments;

(ii) as soon as available but in any case within 60 days after the end of each calendar quarter of each fiscal year, copies of the financial statements received from the management company of each FAC
Subsidiary;

(iii) within 30 days after the end or each fiscal month other than at the end of a fiscal quarter, a balance sheet, income statement and cash flow statement setting forth the calculation of FAC Excess
Cash flow for the month and for the then elapsed portion of the current quarter;

(iv) as soon as available and in any event within 30 days after the end of each fiscal month, copies of the monthly account analysis in the form of Exhibit B attached hereto;

(v) as soon as available and in any event within 60 days of each fiscal quarter end, a quarterly operating budget including projected statements of operations and cash flows (the "Budget") for FAC in the form of Exhibit C attached hereto with appropriate discussions of the principal assumptions and all updates thereof showing a comparison of actual operations to Budget; and

(vi) promptly from time to time, such other material information regarding the operations, business, affairs and financial condition of FAC and, to the extent readily available, the FAC Subsidiaries as any FAC Subject Lender may reasonably request.

All such financial statements delivered pursuant to paragraph (c) above shall be complete and correct in all material respects and shall be prepared in reasonable detail consistent with past practices and with such changes to GAAP as may be concurred by the Company's independent public accountants.

(d) Notice of Attachment. Promptly give written notice to the FAC Collateral Agent of any levy or attachment, execution or other process against any of the FAC Collateral to the extent material to the value or enforceability of the FAC Lien.

(e) Access to Premises and Records. At all reasonable times during normal business hours and upon reasonable notice and as often as the FAC Collateral Agent may reasonably request, permit authorized representatives designated by the FAC Collateral Agent to (i) have access to the premises and properties of FAC and the FAC Subsidiaries and to the financial records of FAC and the FAC Subsidiaries and other records relating to the operations and procedures of FAC and the FAC Subsidiaries; (ii) make copies and abstracts from such records; and (iii) discuss the affairs, finances and accounts of FAC and the FAC Subsidiaries with the executive officers, accountants and other agents of FAC and the FAC Subsidiaries (which officers, accountants and agents shall be made reasonably available to the designated representatives); provided that such information shall be maintained as confidential by the FAC Collateral Agent and the FAC Subject Lenders unless such information otherwise becomes public knowledge and provided, further, that any of the FAC Subject Lenders may disclose such information (i) to any regulatory authority having jurisdiction over such FAC Subject Lender, (ii) as necessary to comply with any law, rule, regulation or order applicable to the FAC Subject
Lender, (iii) in response to any subpoena or other legal process or
(iv) in connection with any litigation involving this Agreement, any Subject Facility Document or the transactions contemplated herein to which the FAC Subject Lenders are a party. All reasonable out of pocket costs and expenses in connection with any such examination shall be paid by FAC upon demand.

(f) Litigation and Other Notices. Give the FAC Collateral Agent prompt written notice of (i) any FAC Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; and (ii) except as already disclosed on Schedule XV, any action, suit or proceeding at law or in equity brought against FAC or a FAC Subsidiary or by or before any governmental authority brought against FAC or a FAC
Subsidiary that, if adversely determined, could result in a material adverse effect on FAC and the FAC Subsidiaries taken as a whole.

(g) Taxes and Obligations. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to any grace period applicable thereto) all income, franchise, sales, use, personal property, leasing, use, stamp or other taxes, assessments, levies and other governmental charges imposed upon it, or any of its owned or leased properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as any claims for labor, materials or supplies that. if unpaid, might become a Lien upon any of its owned or leased properties; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall be diligently contested in good faith by appropriate proceedings.

(h) Compliance with Law. Comply in all material respects with all Federal, state, local and foreign laws and regulations applicable to it which could reasonably be expected to materially and adversely affect the financial condition, properties or business of FAC and the FAC Subsidiaries taken as a whole, provided, that any such law or regulation may be contested in good faith by appropriate proceedings, if (i) failure to comply therewith could not subject the FAC Subject Lenders to any civil or criminal liability, and (ii) such failure to comply may not cause the FAC Collateral to be subject to any FAC Lien.

(i) Books and Records.  Except as otherwise provided in Section
19.3(c), keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its material financial transactions shall be made in accordance with GAAP.

(j) Further Assurances. Execute and file all such further documents, statements and instruments, and perform such other acts, as the FAC Collateral Agent may determine are reasonably necessary or advisable in the opinion of the FAC Collateral Agent or the FAC Majority Lenders to maintain the rights of the FAC Collateral Agent and the FAC Majority Lenders hereunder and under the FAC Security Documents. Without limiting the generality of the foregoing, such further documents, statements, instruments and actions shall include FAC Financing Statements, FAC Mortgages, agreements and instruments in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and priority of the FAC Liens created or intended to be created by the FAC Security Documents.

(k) Best Efforts to Liquidate. Use its best efforts to liquidate the FAC Collateral and any other assets owned by FAC or a FAC
Subsidiary.

19.4   Negative Covenants of FAC and the FAC Subsidiaries.

FAC and each of the FAC subsidiaries hereby covenants and agrees with each FAC Subject Lender that at all times prior to the FAC Override Termination Date, unless the FAC Majority Lenders otherwise consent (in their sole and absolute discretion) in writing, it shall not:
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
(a) Indebtedness. Incur, create, assume or suffer or otherwise become liable for or permit to exist any Indebtedness, except:

(i) FAC Subject Lender Debt and any extensions, modifications or renewals thereof;

(ii) Any other indebtedness that is described on Schedule XXIV hereto;

(iii) Normal trade payables or current liabilities incurred in the ordinary course of business that are not the result of a transaction that is basically the borrowing of money;

(iv)  FAC Intercompany Debt and Intercompany Debt Increases;

(v)  As permitted by Section 7.1(c), (d) and (e); and

(vi)  Indebtedness of FAC due a FAC Subsidiary or of a FAC
Subsidiary due FAC incurred in the ordinary course of business.

(b) Liens. Incur, create or suffer to exist any lien on any property or assets (including, without limitation, the stock of any FAC
Subsidiary) now owned or hereafter acquired by it or on any income or any rights in respect of any thereof. except:

(i) FAC Liens granted to the FAC Collateral Agent for the benefit of the FAC Subject Lenders pursuant to this Agreement and the FAC Security Documents;

(ii) Other Liens existing as of the Relevant Time and listed on
Schedule XXV provided any such Lien shall not be subsequently amended or modified to extend to any other property or assets of FAC or any FAC Subsidiary;

(iii) Liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings;

(iv) Pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations; and

(v)  As permitted by Section 7.2(ii), (iv), (v), (vi) and (vii).

(c) Restricted Payments. Declare, make or pay any amount to the Company or a Subsidiary (other than by and among FAC
Subsidiaries and FAC) or an Affiliate other than in accordance with
Section 19.5 of this Agreement.
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
(d) Formation of Subsidiaries. Incorporate or otherwise organize any new Subsidiary without the consent of the FAC Subject
Lenders which will not be unreasonably withheld, conditioned or delayed.

(e) Transactions with Affiliates. Except as otherwise permitted by this Agreement and as contemplated by the Service Agreement, engage in any transaction with an Affiliate upon terms that are not substantially equivalent to terms that could be obtained elsewhere on an arm's length basis.

(f) Limitations on Business. Engage (directly or indirectly) in any business other than the businesses in which it is engaged as of the Relevant Time, and any other reasonably related business including, without limitation, the continued operation of those businesses engaged in by FAC borrowers who are in default under their loans.

(g) Limitation on Investments. Make any Investment except as permitted under Sections 7.3(a), (b), (c) and (f) of this Agreement or as listed on Schedule XXVI or as necessary or appropriate in connection with the exercise of rights and remedies under applicable loan documents or as necessary or appropriate to preserve and protect its interests thereunder.

19.5   Cash Distribution to FAC Subject Lenders

(a) Calculation of FAC Excess Cash Flow. As soon as possible upon the close of each fiscal quarter of FAC and, in any event, not less than five days prior to the FAC Cash Flow Payment Date, FAC shall calculate the FAC Excess Cash Flow for the preceding
FAC Excess Cash Flow Period. The calculation shall be consistent with and be prepared in the same manner and use the same line items as the presentation used by FAC in preparing the most current Budget, a copy of which for the period July 1, 1994 through September 30, 1994 is attached as Exhibit C. A copy of the calculation shall be sent by FAC to each FAC Subject Lender.
In the event any FAC Subject Lender does not agree with the calculation of the FAC Excess Cash Flow, the FAC Subject Lender and FAC shall attempt in good faith to resolve any such disagreement. In the event any such dispute is not resolved prior to the FAC Cash Flow Payment Date, the payment to be made by FAC pursuant to Section 19.5(b) shall be based upon the amount which is undisputed as of that date. Upon resolution of the dispute, FAC shall remit any additional amount due the FAC
Subject Lenders on the next business day after the resolution of the dispute. To the extent finalization results in an amount due FAC, such amount shall be deducted from the next payment due to the FAC Subject Lenders.

(b)  Payment of FAC Excess Cash Flow.  On each FAC Cash Flow
Payment Date, FAC shall, after payment of any Intercompany Debt
Increase under Section 19.5(e) that has not been previously repaid, pay to the FAC Collateral Agent for distribution to the

FAC Subject Lenders, an amount equal to the FAC Excess Cash
Flow for the FAC Excess Cash Flow Period.

(c) Method of Payment. All payments by FAC to the FAC Subject Lenders shall be made by wire transfer to the FAC Collateral Agent for the account of the FAC Subject Lenders not later than 12:00 noon (New York time) on the date when due in dollars in immediately available funds at the office of the FAC Collateral Agent located at 10 East 50th Street, New York, New York 10022, or such other office as the FAC Collateral Agent may hereafter designate in writing. Whenever any payment due hereunder is stated to be due on a day which is not a business day for the FAC Collateral Agent, the due date shall be extended to the next succeeding business day for the FAC Collateral Agent.

(d) Distribution to FAC Subject Lenders. Any amounts payable under Section 19.5 hereof to the FAC Collateral Agent shall be held and distributed by the FAC Collateral Agent pursuant to the FAC Intercreditor Agreement.

(e) Payments to the Company. FAC may pay the Company and Figgie Leasing Corporation on a monthly basis for net amounts owed for intercompany services provided to FAC in the ordinary course and in accordance with the Service Agreements and the Budget and current policy and practices of the Company and Figgie Leasing Corporation. FAC shall also pay the Company on each FAC Cash Flow Payment Date the amount of any net Intercompany Debt Increase then outstanding provided there is FAC Excess Cash Flow sufficient to pay same and provided any amount remaining unpaid shall be payable in subsequent Excess Cash Flow Periods, as applicable.

19.6   Events of Default

(a) Events of Default. A FAC Event of Default shall exist upon the occurrence and during the continuation of any of the following events:

(i) Nonpayment. FAC or any FAC Subsidiary shall fail to pay or cause to be paid any sum due to any FAC Subject Lender under this Agreement, any FAC Security Document or under the FAC
Subject Facilities (as amended or superseded by this Agreement) at the time, in the currency and in the manner specified therein; or

(ii) Breach of Representation. Any representation or warranty set forth in Section 19.2 hereof or in any report, certificate financial statement or other instrument, agreement or document furnished by or on behalf of FAC or a FAC Subsidiary in connection with this Agreement or the FAC Security Documents which the FAC
Majority Lenders reasonably consider to be material to the assets, properties, condition (financial or otherwise) business or prospects of FAC or the FAC Subsidiaries taken as a whole shall prove to have been materially false or misleading as of the time made or deemed made or furnished; or

(iii) Breach of Covenant. A FAC or a FAC Subsidiary fails to comply in any material respect with any of the covenants contained in this Agreement or any FAC Security Document for a period of 30 days after the date of notice to FAC by the FAC Collateral Agent of such default or breach; or

(iv) Cross Default. An "Event of Default" occurs and is continuing under any FAC Security Document; or

(v) Override Default. An "Event of Default" occurs and is continuing under Section 8.1 hereof which results in the termination of the Override Arrangements; or

(vi) Change of Ownership. The Company ceases to own (legally or beneficially) 100% of FAC's issued and outstanding capital stock.

(b) Remedies. If a FAC Event of Default shall occur and be continuing, the FAC Collateral Agent may, and shall, if so directed by the FAC Majority Lenders, upon notice to FAC and the Company, terminate the Override Arrangements to the extent they are applicable to FAC and the FAC Subsidiaries. Upon such termination, the FAC Indebtedness shall be accelerated, and the FAC Subject Lenders may proceed to enforce any and all of their rights and remedies against FAC or the FAC Subsidiaries under the FAC Subject Facilities but not any guarantees executed and delivered by the Company, and the FAC Collateral Agent, acting in such capacity pursuant to the FAC Intercreditor Agreement, may, with the consent of the FAC Majority Lenders, and shall, at their direction, protect and enforce its rights and remedies under the FAC Security Documents with respect to the FAC Collateral. Subject to Section 19.1(b) and Section 2 hereof, no remedy herein conferred upon any FAC Subject Lender is intended to limit such FAC Subject Lender's rights and remedies under any other section hereof (including the right to receive payments from the Company hereunder) or to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the FAC Subject Facilities, under the FAC Security Documents, or now or hereafter existing at law or in equity. Nothing herein shall limit a FAC Subject
Lender's rights as a Subject Lender under this Agreement or any guarantee by the Company upon the occurrence of an Event of Default under Section 19.6(a)(v) which results in the termination of the Override Arrangements.

19.7   Amendments and Waivers

(a) Amendments, Waiver. Notwithstanding any other provisions of this Agreement, the provisions of the FAC Security Documents, the FAC Intercreditor Agreement, this Section 19 and the definitions related to FAC or a FAC Subsidiary may be amended or waived only if such amendment or waiver is in writing and is approved by the FAC Majority Lenders, provided, however, except as otherwise set forth in Section 19, the FAC Intercreditor Agreement or the FAC Security Documents, the consent of all of the FAC Subject Lenders will be required to release all, or substantially all, of the FAC Collateral or extend beyond sixty (60) days the date of payment of any amount due the FAC Subject
Lenders. Nothing herein shall alter or amend the provisions with respect to amendment and waiver set forth in each of the FAC
Subject Facilities and related documents. The Subject Lenders shall have no right to amended or waive any provision of this
Section 19 and any purported amendment or waiver by the Subject Lenders which affects the provisions of this Section 19 or the FAC Security Documents shall be of no force or effect.

(b)  Notices.  For all notices under or in connection with this Section
19:

(i) the address and facsimile number of FAC are:

Figgie Acceptance Corporation
28300 Euclid Avenue
Wickliffe, Ohio 44092
Attention:  Richard J. Subel, President
Facsimile Number:  (216) 289-3844

(ii) the address and facsimile number of the Company are as set forth in Section 17.3 hereof; and

(iii) the address and facsimile number of the FAC Collateral Agent are:

 Swiss Bank Corporation
Swiss Bank Tower
10 East 50th Street
New York, NY  10022
Attention:  IMBG Restructuring
Facsimile Number:  (212) 574-3162

All other notices shall be sent to the FAC Subject Lenders to the person and in the manner set forth in the FAC Subject Facilities.

IN WITNESS WHEREOF, the undersigned have duly executed
this Agreement as a sealed instrument as of the date first set forth above.
FIGGIE INTERNATIONAL INC.
 By:_______/s/_____________ ___
 Name:  Walter M. Vannoy
 Title: Chairman & Chief
        Executive Officer


IN WITNESS WHEREOF, the undersigned have duly executed
this Agreement as a sealed instrument as of the date first set forth above.
FIGGIE ACCEPTANCE
CORPORATION
By:_____/s/______________
 Name:  Richard S. Subel
 Title: President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
THE FIRST NATIONAL BANK
OF BOSTON, individually and as
Override Agent

By:_______/s/______________
 Name: Gregory R.D. Clark
 Title: Vice Pres., Director


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
SWISS BANK CORPORATION
New York Branch, individually
and as FAC Collaterial Agent

By:_______/s/______________
 Name: Phyllis J. Karno
 Title: Director, Restructuring

By:_______/s/______________
 Name: Andrew N. Shapiro
 Title: Director, Restructuring

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
SOCIETY NATIONAL BANK

By:_______/s/______________
 Name: Nancy Terrill
 Title: Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
CHEMICAL BANK

By:_______/s/______________
 Name: Thomas M. Cambern
 Title: Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
MELLON BANK, N.A.

By:_______/s/______________
 Name: Martin T. Hanning
 Title: Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
CONTINENTAL BANK

By:_______/s/______________
 Name: A. J. Sutherland
 Title: Vice President

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
BANK OF AMERICA NATIONAL
TRUST AND SAVINGS
ASSOCIATION

By:_______/s/______________
 Name: Wendy Loring
 Title: Vice President

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
DRESDNER BANK AG, New York
and Grand Cayman Branches

By:_______/s/______________
 Name: D. Slusarczyk
 Title: VP

By:_______/s/______________
 Name: A.R. Morris
 Title: VP


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
NATIONAL CITY BANK
CLEVELAND

By:_______/s/______________
 Name: John H. Tarter
 Title: Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
THE LONG-TERM CREDIT
BANK OF JAPAN, LTD.,
Chicago Branch

By:_______/s/______________
 Name: Brady S. Sadek
 Title: Vice President &
     Deputy Manager


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
THE SANWA BANK LIMITED,
Chicago Branch

By:_______/s/______________
 Name: James P. Byrnes
 Title: Vice President

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
ABN AMRO BANK N.V.

By:_______/s/______________
 Name: James M. Janovsky
 Title: Group Vice President

By:_______/s/______________
 Name: Craig P. Guinane
 Title: Assistant Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
AUSTRALIA AND NEW
ZEALAND BANKING GROUP
LIMITED

By:_______/s/______________
 Name: Robert Sloan
 Title: First Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
THE PROVIDENT BANK

By:_______/s/______________
 Name: Mark Whitson
 Title: Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
BANQUE NATIONALE de PARIS

By:_______/s/______________
 Name: Arnaud Collin du Bocage
 Title: Executive Vice President
   and General Manager

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
BANCA NAZIONALE DEL
LAVORO, S.p.A.

By:_______/s/______________
 Name: John Gray
 Title: Vice President

By: ______/s/______________
 Name: Pietro De Lorrett
 Title: Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
INSTITUTO BANCARIO SAN
PAOLO di TORINO S.p.A.,
New York Branch

By:_______/s/______________
 Name: William J. De Angelo
 Title: First Vice President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
THE FIFTH THIRD BANK

By:_______/s/______________
 Name: Deborah Perkins
 Title:


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
SOCIETE GENERALE

By:_______/s/______________
 Name:   Harry T. Nullut
 Title:  Vice President

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
NATIONAL CITY BANK,
KENTUCKY (as successor in
interest to First National
Bank of Louisville)

By:_______/s/______________
 Name:   Leonard Hardin
 Title:  President


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
BARCLAYS BANK PLC

By:_______/s/______________
 Name:   John N. Sweeney
 Title:  Assistant Vice President

Executed to acknowledge and agree that the lenders which provided a credit facility to Figgie International Inc. Stock Ownership Trust and Plan shall be Subject Lenders hereunder and that such credit facility shall be a Subject Facility hereunder subject to the terms of the Override Arrangements set forth herein:


FIGGIE INTERNATIONAL INC. STOCK
OWNERSHIP TRUST AND PLAN


By:__________/s/_____________
Name: F. Rush McKnight
Title:  Trustee

                          LIST OF RELATED DOCUMENTS


LIST OF SECURITY DOCUMENTS
     Security Agreement between the Company and the Collateral
     Agent

         Schedule A - License Agreements
         Schedule B-1 - List of Owned Trademarks
         Schedule B-2 - List of Licensed Trademarks
         Schedule C - Litigation, Infringement and Third-Party Claims

         Exhibit 1 - Form of Trademark Assignment

     Trademark Assignment Executed in Blank by the Company

     Trademark Collateral Security and Pledge Agreement between
     Figgie Licensing Corporation ("PLC") and the Company

         Schedule A - License Agreements
         Schedule B - List of Trademarks
         Schedule C - Litigation, Infringement and Third-Party Claims

         Exhibit 1 - Form of Trademark Assignment

     Trademark Assignment Executed in Blank by FLC

     Patent Collateral Assignment and Security Agreement between the Company and the Collateral Agent

         Schedule A - List of Patents
         Schedule B - Litigation, Infringement and Third-Party Claims

     Memorandum of Security Interest in Copyrights

         Exhibit A - List of Copyrights

     Stock Pledge Agreement between the Company and the Collateral Agent

     Cash Collateral Agreement between the Company and the Collateral Agent

     Perfection Certificate from the Company

     Form of UCC-1 Financing Statements for (i) the Company as
     Debtor and (ii) FLC as Debtor and Summary of Filing
     Locations

     Intercreditor Agreement between Override Agent, the Company and CIT


LIST OF DOCUMENTS RELATING TO CORPORATE
AUTHORITY

     Certificate of Good-Standing for the Company

     Certificate of the Secretary of the Company regarding:
         charter documents
         by-laws
         resolutions
         incumbency

     Certificates of Foreign Qualification for the Company

     Certificate of Good Standing for FLC

     Certificate of the Secretary of FLC regarding:
         charter documents
         by-laws
         resolutions
         incumbency

     Certificate of Good Standing for FAC

     Certificate of the Secretary of FAC regarding:
         charter documents
         by-laws
         resolutions
         incumbency

     Certificate of Foreign Qualification for FAC

     Action of Board of Directors of Economy Engineering Company

     Action of Board of Directors of Figgie Leasing Corporation

     Action of Shareholders of Mojonnier do Brasil Industria e
     Commercio de Equipmentos Ltda.

     Action of Sole Shareholder of Logan Fenamec
     Transporttechnick GmbH


LIST OF MISCELLANEOUS DOCUMENTS

     Legal Opinion of Calfee, Halter & Griswold

     Legal Opinion of Luther A. Harthun, Esq., General Counsel of the Company

     Certificate of Company re: amounts to be deposited in the cash collateral accounts

     Post-closing Letter